Exhibit (b)(2)



                              DATED 2 APRIL 1998






                             BD ACQUISITION CORP.
                                  AS BORROWER


                                    ASK ASA
                                 AS GUARANTOR


                        BANKERS TRUST INTERNATIONAL PLC
                                  AS ARRANGER


                             BANKERS TRUST COMPANY
                                   AS AGENT


                                      AND


                         THE LENDERS DESCRIBED HEREIN

                         ____________________________

                              FACILITY AGREEMENT

                                USD 30,000,000


                         ____________________________





                             O'MELVENY & MYERS LLP
                              10 Finsbury Square
                                London EC2A 1LA

                             Tel: +44 171 256 8451
                             Fax: +44 171 638 8205




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                           TABLE OF CONTENTS

1.   INTERPRETATION                                                   3
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2.   THE FACILITY                                                    13
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3.   PARTICIPATION OF LENDERS                                        13
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4.   CONDITIONS PRECEDENT                                            14
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5.   DRAWDOWN PROCEDURES                                             15
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6.   REPAYMENT OF ADVANCES                                           16
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7.   PREPAYMENT                                                      17
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8.   INTEREST                                                        18
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9.   PAYMENTS                                                        20
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10.  FEES, EXPENSES AND STAMP DUTIES                                 23
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11.  REPRESENTATIONS AND WARRANTIES                                  24
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12.  UNDERTAKINGS                                                    27
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13.  EVENTS OF DEFAULT                                               33
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14.  GUARANTEE                                                       35
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15.  THE AGENT AND THE OTHER FINANCE PARTIES                         37
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16.  APPLICATION OF MONEYS                                           42
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17.  PRO RATA PAYMENTS                                               42
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18.  SET-OFF                                                         43
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19.  NOTICES                                                         43
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20.  CONFIDENTIALITY                                                 44
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21.  CHANGES TO PARTIES                                              45
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22.  LENDER DECISIONS                                                46
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23.  INDEMNITIES AND BREAKAGE COSTS                                  47
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24.  JURISDICTION                                                    48
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25.  MISCELLANEOUS                                                   48
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SCHEDULE 1                                                       S1 - 1
     Commitments and Lending Offices                             S1 - 1

SCHEDULE 2                                                       S2 - 1
     Repayment Schedule                                          S2 - 1

SCHEDULE 3                                                       S3 - 1
     Form of Drawdown Request                                    S3 - 1

SCHEDULE 4                                                       S4 - 1
     Structure of ASK Group as at the Initial Drawdown Date      S4 - 1

SCHEDULE 5                                                       S5 - 1
     Form of Deed of Accession                                   S5 - 1

SCHEDULE 6                                                       S6 - 1
     Form of Transfer Certificate                                S6 - 1
     First Schedule to the Transfer Certificate                  S6 - 4
     Second Schedule to the Transfer Certificate                 S6 - 5

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THIS AGREEMENT ("AGREEMENT") is made on April 2, 1998

AMONG:-

(1) ASK ASA, a corporation organised under the laws of Norway with its principal place of business at K. G. Meldahlsvei 9, N-1602 Fredrikstad, Norway ("ASK");

(2) BD ACQUISITION CORP., a corporation organised under the laws of Delaware with its principal place of business at C/O ASK asa, K. G. Meldahlsvei 9, N-1602 Fredrikstad, Norway ("Borrower");

(3)  BANKERS TRUST INTERNATIONAL PLC, as Arranger;

(4)  BANKERS TRUST COMPANY, as Agent; and

(5)  THE LENDERS DESCRIBED HEREIN.


IT IS AGREED AS FOLLOWS:-

 I.     INTERPRETATION
        --------------

A.      DEFINITIONS
        -----------

        In this Agreement, unless the context requires otherwise, the following expressions shall have the following meanings:-

        "ACCOUNTING QUARTER" means, subject to Clause 12.3.6, each successive fiscal period of the ASK Group consisting of three consecutive months;

        "ACCOUNTING REFERENCE PERIOD" means each successive financial year of the ASK Group ending on 31st December, as such ending date may be altered in accordance with Clause 12.3.6;

        "ADVANCE" means the principal amount of a borrowing made or to be made by the Borrower on a Drawdown Date under the Facility or, as the context requires, the principal amount thereof for the time being outstanding;

        "AGENT" means Bankers Trust Company acting in its capacity as agent for the Lenders or such other agent for the Lenders as shall be appointed pursuant to Clause 15.9;

        "APPROVED ACCOUNTING PRINCIPLES" means generally accepted accounting principles in the US consistently applied;

        "ASK" has the meaning assigned to it in the recitals to this Agreement;

        "ASK GROUP" means ASK and each direct or indirect subsidiary thereof;

        "AUDITORS" means Coopers & Lybrand, or such other firm of accountants as the ASK Group may appoint in compliance with the provisions of Clause 12.3.3;

        "AVAILABILITY PERIOD" means the period commencing on the Effective Date and ending on the earliest of (X) the date of the consummation of the

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        Merger, (Y) the date on which the Commitments are terminated in full in accordance with the provisions of this Agreement, and (Z) July 14, 1998;

        "BORROWER" means BD Acquisition Corp., a Delaware corporation;

        "BUSINESS" means the business of the ASK Group as described in (i) ASK's 1996 Annual Report and Quarterly Report with respect to its fiscal quarter ended December 31, 1997, and (ii) Proxima's Form 10K with respect to its fiscal year ended 30 March 1997 and Form 10Q with respect to its fiscal quarter ended 28 December 1997;

        "BUSINESS DAY" means a day (other than a Saturday, Sunday or public holiday) which is a day on which banks are open for dealings in USD in the London interbank market and on which banks are open for business (and are not permitted by law to remain closed) in London, New York and Oslo;

        "CHANGE OF CONTROL" means any two or more persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time (and any successor statute)) directly or indirectly, of the equity securities of ASK (or other securities convertible into such equity securities) representing 30% or more of the combined voting power of all equity securities of ASK entitled to vote in the election of director;

        "COMMITMENT" means, in relation to the participation of any Lender in the Facility, the amount stated opposite its name in Schedule 1 in relation to the Facility (or, in the case of a Transferee, the amount stated in the Schedule to the relevant Transfer Certificate as being transferred to that Transferee), in each case as the same may be transferred (in whole or in part), reduced, cancelled, varied or terminated in accordance with the terms of this Agreement;

        "DEED OF ACCESSION" means one or more deeds to be executed by any obligor who becomes an Obligor after the date of this Agreement, substantially in the form of Schedule 5, subject to variation (i) in accordance with the laws of the jurisdiction of organisation of the relevant Obligor which relate to the giving of guarantees and similar undertakings, and (ii) with respect to Obligor-specific exceptions to the representations and warranties as reasonably agreed by the Agent and the Requisite Lenders, together with such other amendments thereto as the Agent and the Requisite Lenders may reasonably require or permit;

        "DEPOSITARY" means ChaseMellon Shareholder Services, L.L.C.;

        "DRAWDOWN" means the making of the Advances hereunder; PROVIDED, that no more than five Drawdowns shall be permitted under the Facility;

        "DRAWDOWN DATE" means the date for the making of an Advance as specified by the Borrower in the relevant Drawdown Request;

        "DRAWDOWN REQUEST" means a notice requesting an Advance in the form set out in Schedule 3;

        "EBIT" means, in respect of the relevant testing period and in relation to a person or group of persons under the applicable Approved Accounting Principles, Net Income for that period, determined in accordance with such Approved Accounting Principles for such person or,

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        on a consolidated basis, for such persons, adding back (if previously deducted) or, as the case may be, before any deduction (to the extent that such deduction is made in the calculation of earnings) for or on account of (a) Total Interest, and (b) Tax charged or credited during the relevant testing period; PROVIDED that the effect, positive or negative, of items which would be regarded as extraordinary or exceptional items shall be excluded;

        "EBITDA" means, in respect of the relevant testing period and in relation to a person or group of persons under the applicable Approved Accounting Principles, Net Income for that period, determined in accordance with such Approved Accounting Principles for such person or, on a consolidated basis, for such persons, adding back (if previously deducted) or, as the case may be, before any deduction (to the extent that such deduction is made in the calculation of earnings) for or on account of (a) Total Interest, (b)Tax charged or credited during the relevant testing period, (c) depreciation on fixed assets, (d) amortisation of goodwill, acquisition costs and other intangible assets, and (e) write-downs, write-offs, minority interests and other non-cash charges in determining earnings of such person or persons for that period; PROVIDED that the effect, positive or negative, of items which would be regarded as extraordinary or exceptional items shall be excluded;

        "EFFECTIVE DATE" means the date on which each of the conditions set forth in Clause 4.1.1 have been satisfied or waived by the Agent, which shall in any event be a date not more than five Business Days after the date of this Agreement;

        "ENVIRONMENTAL LAW" means all present and future laws, regulations, ordinances, permits guidance documents or other requirements having legal effect in any jurisdiction in which any Obligor carries on business or owns assets, or in the European Union as a whole, concerning the protection of the environment or human health and safety;

        "EQUITY SALE" means the sale or transfer of equity securities in any direct or indirect subsidiary of ASK, which sale or transfer dilutes the aggregate percentage equity ownership (direct or indirect) of ASK in such subsidiary;

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute;

        "ERISA AFFILIATE", as applied to any person, means any entity required to be treated with any US Obligor as a single employer under Section 414 (b), (c), (m) or (o) of the Internal Revenue Code;

        "EVENT OF DEFAULT" means one of the events specified in Clause 13.1;

        "FACILITY" means the term loan facility not in excess of the Total Commitments granted to the Borrower hereunder (as the same may be reduced or cancelled in accordance with the terms of this Agreement);

        "FACILITY AMOUNT" means USD 30,000,000, as such amount may be reduced or cancelled pursuant to the terms of this Agreement;

        "FEES LETTER" means the letter(s) from ASK asa to Bankers Trust International PLC, dated 9 March 1998 setting out details of the fees payable pursuant to Clause 10.1.1;

        "FINAL REPAYMENT DATE" means the earlier of (a) 30 June 2000, and (b) the date on which the Commitments are terminated in full in accordance with the terms of this Agreement;

        "FINANCE DOCUMENTS" means this Agreement, the Fees Letter, each Transfer Certificate, each Deed of Accession and any other document expressed to be made supplemental to, amending and/or modifying any of the foregoing or entered into pursuant hereto or thereto, and "FINANCE DOCUMENT" means any of them;

        "FINANCE PARTIES" means the Arranger, the Agent and each Lender, and "FINANCE PARTY" means any of them;

        "FINANCIAL INDEBTEDNESS" means, without duplication, any indebtedness in respect of or arising under or in connection with:-

        i) moneys borrowed including any debenture, bond, note or loan stock or other similar instrument, or any acceptance or documentary credit;

        ii) receivables sold or discounted in a transaction in respect of which recourse exists against any Obligor;

        iii) the acquisition cost of any asset to the extent payable after the time of acquisition or possession by the person liable as principal obligor for the payment thereof, or the sale price of any asset to the extent paid before the time of sale or delivery by the person liable to effect such sale or delivery, where the deferred or advance payment is arranged primarily as a method of raising finance or financing or refinancing the acquisition of the asset acquired;

        iv)   finance leases, credit sale or conditional sale agreements;

        v) the amount payable under any put option or other arrangement whereby ASK or any of its subsidiaries is liable to purchase share capital or other securities issued;

        vi) any guarantee, indemnity or similar assurance against financial loss of any person in respect of obligations of the type described in the preceding paragraphs (i) to (v), including (a) by agreement to purchase the Financial Indebtedness of any other person, or (b) through the purchase of goods or other assets, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan;

        vii) net amounts payable under any interest rate or currency swap, collar or other similar agreement or any other hedging or derivative instrument upon the termination thereof; or

        viii) amounts raised under any other transaction having as a primary, and not an incidental effect, the commercial effect of a borrowing;

        "GUARANTEES" means the guarantees by the Guarantors pursuant to Clause
        14;

        "GUARANTOR" means, together, ASK and any other guarantors acceptable to the Lenders;

        "INITIAL DRAWDOWN" means the making of the first Advance hereunder, which Advance must in any event be an amount sufficient to discharge all fees due and payable on the Initial Drawdown Date pursuant to Clause 10.1.1;

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        "INITIAL DRAWDOWN DATE" means the date of the Initial Drawdown, which date shall occur on or after each of the conditions set forth in Clause
        4.1.1 have been satisfied or waived by the Agent;

        "INTEREST COVERAGE RATIO" means, at any time, the ratio of (X) EBIT, to
        (Y) Net Interest, in each case as determined (i) in accordance Approved Accounting Principles, (ii) in accordance with Clause 12.4.1(c), and
        (iii) in respect of the ASK Group on a consolidated basis;

        "INTEREST PERIOD" means a period by reference to which interest is calculated and payable on an Advance or an overdue sum, and includes a Default Interest Period (as defined in Clause 8.4.1);

        "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter;

        "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, or, as the case may be, an assignee or Transferee therefrom to whom rights and/or obligations are assigned or transferred in accordance with Clause 21.2 or 21.3, and includes a successor of any such person;

        "LENDING OFFICE" means in relation to a Lender, the office or offices through which it is acting for the purpose of this Agreement, which office or offices initially are set out in Schedule 1;

        "LEVERAGE RATIO" means, at any time, the ratio of (X) Total Debt, to
        (Y) EBITDA, in each case as determined (i) in accordance Approved Accounting Principles, (ii) in accordance with Clause 12.4.1(c), and
        (iii) in respect of the ASK Group on a consolidated basis;

        "LIBOR" means, in relation to any Advance or any overdue sum:-

        (a) the rate determined by the Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest five decimal places) of the offered quotations for deposits in USD for a period equal to the Interest Period relating to that Advance (or overdue sum) which appear on the Telerate Display Screen page number 3750 (or such other page(s) as may replace such pages from time to time on that system) at or about 11.00 a.m. (London time) on the relevant Rate Fixing Day; or

        (b) if no such offered quotations appear on the relevant page as aforesaid the arithmetic mean (rounded upwards, if necessary, to the nearest five decimal places) of the respective rates, as supplied to the Agent at its request, quoted (subject to Clause 8.1.3) by the Reference Lenders to prime lenders in the London Interbank Market at or about 11.00 a.m. (London time) on the relevant Rate Fixing Day for the offering of deposits in USD and in an amount comparable to the amount of, and for a period equal to the Interest Period relating to, that Advance (or overdue sum) for delivery on the first day of that Interest Period;

        "LOAN" means the aggregate principal amount of all Advances for the time being outstanding under this Agreement;

        "MARGIN" means 0.50%;

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        "MARGIN STOCK" means margin stock within the meaning of Regulations G,
        T, U and X of the Board of Governors of the Federal Reserve System of the US;

        "MATERIAL ADVERSE EFFECT" has the meaning given thereto in Clause
        1.2.4;

        "MATERIAL SUBSIDIARY" means any direct or indirect subsidiary of ASK other than a subsidiary that has been designated in writing by the Agent as a Non-Material Subsidiary; PROVIDED that upon each such designation, ASK shall deliver a certificate signed on behalf of ASK by two of its officers, certifying that (i) the aggregate gross turnover of the Non- Material Subsidiaries as at such date does not exceed 10% of the gross turnover of ASK and its subsidiaries as at such date, (ii) the aggregate gross assets of the Non-Material Subsidiaries as at such date does not exceed 10% of the gross assets of ASK and its subsidiaries as at such date, and (iii) the aggregate EBITDA of the Non-Material Subsidiaries as at such date does not exceed 10% of the EBITDA of ASK and its subsidiaries as at such date. For this purpose:-

        (1) in the case of a person which itself has subsidiaries, the calculation shall be made by using the consolidated gross turnover or gross assets or EBITDA of it and its subsidiaries; and
        (2) the calculation of consolidated gross turnover or gross assets or EBITDA shall be made in a manner reasonably acceptable to the Agent;

        "MERGER" shall have the meaning set forth in Section 2.01 of the Merger Agreement;

        "MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of 8 March 1998, by and among ASK, the Borrower and Proxima;

        "NET INCOME" means, in respect of any period and in relation to the ASK Group, the profit shown on the profit and loss account on a consolidated basis for the ASK Group for such period, determined in accordance with the applicable Approved Accounting Principles, PROVIDED that there shall be excluded the profit of any person accrued prior to the date it becomes a subsidiary of any Obligor or any of their respective subsidiaries or is merged into or consolidated with any Obligor or any of their respective subsidiaries or that person's assets are acquired by any Obligor or any of their respective subsidiaries;

        "NET INTEREST" means, in respect of the relevant testing period, the remainder of Total Interest LESS the sum of all interest (including amounts in the nature of interest in connection with any interest rate and/or currency swap, cap, floor, collar or other similar arrangement) paid to the ASK Group during such period;

        "NON-MATERIAL SUBSIDIARY" means a subsidiary of ASK that is not a Material Subsidiary;

        "OBLIGOR" means the Borrower, each Guarantor and any other member of the ASK Group which is or becomes a party to a Finance Document;

        "OFFER" shall have the meaning set forth in Section 1.01 of the Merger Agreement;

        "PARTICIPATION" means a Lender's right, title, interest and obligations in relation to the Facility, namely (a) its right to receive its Participation Proportion of principal and interest in respect of outstanding Advances under the Facility; and (b) its obligation to participate in its Participation Proportion in future Advances up to the limit of the Facility;

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        "PARTICIPATION PROPORTION" means the proportion in which a Lender has agreed to participate in the Facility pursuant to Clause 3.1 (Basis of Participation);

        "PENSION PLAN" means any "employee pension benefit plan" as defined in
        Section 3(2) of ERISA (other than a "multiemployer plan" as defined in Section 3(37) of ERISA) which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA, which plan is, or was at any time during the five year period ending on the date of this Agreement, main tained or contributed to by any US Obligor or any of their respective ERISA Affiliates;

        "PERMITTED SECURITY INTEREST" means, in relation to the Obligors:-

        (i) statutory Security Interests of landlords and Security Interests of carriers, warehousemen, mechanics and materialmen and other Security Interests imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by the Approved Accounting Principles shall have been made therefor;

        (ii) liens for Taxes not yet payable or which are being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by the Approved Accounting Principles shall have been made therefor;

        (iii) easements, zoning restrictions and rights of way or other similar encumbrances on real property that do not interfere with the ordinary use of the property;

        (iv) a lien in respect of a judgement, decree or order which does not itself constitute an Event of Default under Clause 13.1.10;

        (v) Security Interests incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

        (vi) Security Interests granted with the consent of the Agent and the Requisite Lenders;

        (vii) liens arising and subsisting by operation of law and in the ordinary course of business activities;

        (viii) rights of set-off existing in the ordinary course of trading activities between such Obligor and its suppliers or customers, and rights of set-off arising by operation of law by virtue of the provision to such person of bank clearing facilities or overdraft facilities permitted hereunder;

        (ix) any retention of title to goods supplied to such Obligor where such retention is permitted by the relevant person in the ordinary course of its trading activities and on customary terms;

        (x) Security Interests covering assets the subject of project financing, equipment and finance leases, hire purchase, conditional sale or similar arrangements entered into by such

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                 Obligor which are permitted by this Agreement;

        (xi) Security Interests arising in respect of any escrow arrangements put into place for the purpose of a disposal or acquisition by such Obligor permitted by this Agreement;

        (xii) any Security Interest existing on any property or asset of any Person that becomes an Obligor or subsidiary of an Obligor after the date hereof prior to the time such Person becomes an Obligor or a subsidiary of an Obligor; PROVIDED that (A) such Security Interest is not created in contemplation of or in connection with such Person becoming an Obligor or a subsidiary of an Obligor, (B) such Security Interest shall not extend to any other property or assets of any Obligor or any subsidiary thereof, (C) such Security Interest shall secure only those obligations which it secures on the date such Person became an Obligor or a subsidiary of an Obligor;

        (xiii) any Security Interest on fixed or capital assets acquired, constructed or improved by any Obligor or any subsidiary thereof; PROVIDED that (A) such Security Interest and the Financial Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (B) the Financial Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (C) such Security Interest shall not apply to any other property or assets of such Obligor or any subsidiary thereof; or

        (xiv) Security Interests not falling within any other paragraph of this definition securing Financial Indebtedness (including interest and fees relating thereto) which does not exceed USD 100,000 (or its equivalent) at any one time;

        in each case, other than any of the aforementioned imposed pursuant to
        Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA;

        "POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both or the making of any determination or the fulfilment of any condition, will constitute an Event of Default, provided that such notice, lapse of time, determination or condition is in any case specified or referred to in the relevant Event of Default as set forth in Clause 13.1;

        "PROXIMA" means Proxima Corporation, a corporation organised under the laws of the State of California with its principal place of business at 9440 Carroll Park Drive, San Diego, California, U.S.A.;

        "RATE FIXING DAY" means, in relation to an Advance, the Business Day being two Business Days prior to the Drawdown Date for that Advance and, in relation to any Interest Period, the Business Day being two Business Days prior to the first day of that Interest Period;

        "REFERENCE LENDERS" means, subject to Clause 21.5.2, Bankers Trust Company and Den norske Bank ASA;

        "RELEVANT AMOUNTS" means, in relation to a Lender, the aggregate from time to time of (a)(i) before the making of the initial Advances, its Commitments or (ii) after the making of the initial Advances, all

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        Advances made by it then outstanding, or (b) if the Commitments have been terminated, all Advances made by it then outstanding;

        "REPAYMENT DATES" means the semi-annual dates commencing on 31 December 1998, as detailed in Schedule 2;

        "REPAYMENT SCHEDULE" means the repayment schedule for the Facility which is set out in Schedule 2;

        "REQUISITE LENDERS" means one or more Lenders, the sum of whose Relevant Amounts equals or exceeds fifty per cent. (50%) of the aggregate of the Relevant Amounts of all the Lenders;

        "RESERVATIONS" means limitations on enforceability of legal documents dictated by local law and used as qualifications in legal opinions delivered to and accepted by the Agent in connection with the Initial Drawdown or the accession of a Guarantor pursuant to a Deed of Accession;

        "SAME DAY FUNDS" means funds settled for value on the same day throughout a clearing system relevant for USD and such other funds as the Agent shall specify as being customary at the time for such settlement;

        "SECURITY INTEREST" means any mortgage, charge (fixed or floating), standard security, pledge, lien, right of set-off, hypothecation, trust, assignment by way of security, reservation of title, or any other security interest whatsoever, howsoever created or arising or any other agreement or arrangement (including, without limitation, a sale and repurchase arrangement) having the practical effect of conferring security, and any agreement to enter into, create or establish any of the foregoing;

        "TAXES" means and includes all present and future income and other taxes, levies, assessments, imposts, deductions, charges, duties, compulsory loans and withholdings whatsoever and wheresoever imposed and any charges in the nature of taxation together with interest thereon and penalties and fines with respect thereto, if any, and any payments made on or in respect thereof; and "TAX" and "TAXATION" shall be construed accordingly;

        "TOTAL COMMITMENTS" means, together, the Lenders' Commitments;

        "TOTAL DEBT" means, as at any date of determination, in respect of any person or persons, the aggregate principal amount of Financial Indebtedness of such person or, on a consolidated basis, persons (as applicable), determined in accordance with the applicable Approved Accounting Principles;

        "TOTAL INTEREST" means, in respect of the relevant testing period, the aggregate of all interest (including amounts in the nature of interest in connection with any interest rate and/or currency swap, cap, floor, collar or other similar arrangement), guarantee fees, commitment fees and other costs and fees of a similar nature (not including, to the extent otherwise included, costs of issuance of debt, equity or warrants or amortisation of debt discount) due in respect of the aggregate outstanding amount of all Financial Indebtedness of all Obligors, calculated on a consolidated basis, and payable by the ASK Group during such period;

        "TRANSFER" has the meaning given to it in Clause 21.2;

        "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 6;

        "TRANSFEREE" means a bank, financial institution or other person to which a Lender seeks to transfer or has transferred all or part of its rights and obligations hereunder;

        "UNITED STATES" or "US" means the United States of America;

        "USD" means the lawful currency from time to time of the United States;

        "US OBLIGOR" means any Obligor organised under the laws of any jurisdiction within the United States;

        "VAT" means value added tax imposed in any relevant jurisdiction or any other tax of a substantially similar nature substituted therefor from time to time;

B.      CONSTRUCTION OF OTHER TERMS

        In this Agreement, unless the context otherwise requires, a reference to:-

1. "AFFILIATE" means in relation to any person (a) any person (other than a subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such person, or (b) any person who is a director or officer (i) of such person, (ii) of any subsidiary of such person or (iii) of any person described in clause
        (a) above. For purposes of this definition, "control" of a person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such person, whether by ownership of securities, contract, proxy or otherwise;

2. "ASSETS" means business, undertaking, property, assets (tangible or intangible), revenues, rights and uncalled capital, wherever situated, present, future and contingent (including uncalled share capital), and every kind of interest in an asset, except that the word "contingent" shall not be deemed included in this definition where the definition is used in provisions relating to financial accounting;

3. "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent, except that the word "contingent" shall not be deemed included in this definition where the definition is used in provisions relating to financial accounting;

4. an event or matter having a "MATERIAL ADVERSE EFFECT" is to be construed as a reference to an event or matter (a) which has or is reasonably likely to have a material adverse effect on the prospects, financial condition, business, assets or revenues of the ASK Group taken as a whole such that the Obligors, taken as a whole, will be, or are reasonably likely to be, unable to perform in a timely and diligent manner all or any of their material obligations (including, without limitation, payment obligations) under each of the Finance Documents or (b) resulting in any material term of the Finance Documents not being legal, valid and binding on and enforceable against any Obligor party thereto, subject only to the Reservations;

5. a "MONTH" means (save where used in the expression "CALENDAR MONTH") a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month (or in a subsequent calendar month in the case of the plural "months"), provided that if:-

        (1) any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day in the same calendar month, or if none, on the preceding Business Day; and

        (2) a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month;

        (and references to "MONTHS" shall be construed accordingly);

6. "OUTSTANDING" under the Facility means the principal amount of all Advances outstanding under the Facility;

7. a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any undertaking (within the meaning of Section 259(1) of the Companies Act 1985) or other entity or association (whether or not having separate legal personality), or any two or more of the foregoing;

8. "REPAYMENT" includes "PREPAYMENT" and its grammatical variations and cognate expressions shall be construed accordingly;

9. "SUBSIDIARY" means, with respect to any person, any corporation or other person more than fifty percent (50%) of whose securities or other ownership interests having ordinary voting power for the election of directors or similar representatives (other than securities having such power only by reason of the happening of a contingency) are, as of the date of determination thereof, directly or indirectly owned by such person or one or more of such person's subsidiaries; and

10. "WINDING-UP" of any person includes its dissolution and/or termination and/or any equivalent or analogous proceedings under the law of any jurisdiction in which the relevant person is incorporated, registered, established or carries on business or to which that person is subject.

C.      OTHER PROVISIONS

        Except where a contrary intention appears, in this Agreement:-
1. a reference to an Obligor or a Finance Party is, where relevant, deemed to be a reference to or to include, as appropriate, their respective successors or assigns;

2. references to Clauses and Schedules are references to, respectively, clauses of and schedules to this Agreement;

3. a reference to any agreement, deed or other instrument (including the Finance Documents) is to be construed as a reference to that agreement, deed or other instrument as it may have been or hereafter be, from time to time, amended, varied, supplemented, restated or novated but excluding for this purpose any amendment, variation, supplement or modification which is contrary to any provision of any of the Finance Documents;

4. a reference to a statute, law, rule, regulation or statutory instrument is to be construed as a reference to that statute as the same may have been, or may from time to time hereafter be, amended or re-enacted;

5.      a time of day is a reference to London, England  time;

6. the index to and the headings in this Agreement are inserted for convenience only and are to be ignored in construing this Agreement;

7. references to the singular shall include the plural and VICE VERSA, and reference by way of masculine pronoun or adjective shall include references by way of the feminine, and VICE VERSA ; and

8. accounting terms are to be construed in accordance with the Approved Accounting Principles.


II.     THE FACILITY
        ------------

A.      THE FACILITY
        ------------

1. The Lenders grant to the Borrower, upon the terms and subject to the conditions of this Agreement, the Facility.

B.      PURPOSE
        -------

1. The proceeds of the Advances under the Facility shall be used by the Borrower as follows: (i) to pay fees and other expenses payable by the ASK Group in connection with the Offer and the Merger, (ii) to pay fees and related expenses to certain Finance Parties in respect of the Facility, and (iii) to pay a portion of the cash consideration relating to the consummation of the Offer, and (iv) to pay all or a portion of the cash consideration relating to the consummation of the Merger.

2. No amount drawn down hereunder shall be applied by an Obligor in a manner which may be prohibited by any financial assistance or other similar laws in any relevant jurisdiction.


III.    PARTICIPATION OF LENDERS
        ------------------------

A.      BASIS OF PARTICIPATION
        ----------------------

        Subject to the provisions of this Agreement, each Lender will participate in each Advance in the proportion which its Commitment as at the Drawdown Date bears to the undrawn portion of the Total Commitments of all Lenders as at such date.

        None of the Lenders is obliged to participate in an Advance to the extent that to do so would result in the amount outstanding to it under the Facility exceeding its Commitment in respect of the Facility.

B.      LENDING OFFICE
        --------------

1. Each Lender will participate in each Advance as aforesaid through its Lending Office.

2. If any Lender changes any Lending Office, that Lender agrees to notify the Agent and the Borrower promptly of such change and, until it does so, the Agent and the Borrower shall be entitled to assume that no such change has taken place.

C.      RIGHTS AND OBLIGATIONS OF FINANCE PARTIES
        -----------------------------------------

1. The rights and obligations of each of the Finance Parties under the Finance Documents are several. Failure of any Finance Party to observe and perform its obligations under any Finance Document shall neither
        (a) result in any other Finance Party incurring any liability whatsoever, nor (b) relieve the Borrower or any other Finance Party from their respective obligations under the Finance Documents.

2. Notwithstanding any other provision of any Finance Document, the interests of each Finance Party are several and the total amounts outstanding at any time under the Finance Documents and due to each Finance Party constitute separate and independent debts.

D.      ENFORCEMENT OF RIGHTS
        ---------------------

        Each Finance Party has the right to protect and enforce its rights arising out of the Finance Documents and it shall not be necessary for any other Finance Party to be joined as an additional party in any proceedings brought for the purpose of protecting or enforcing such rights.


IV.     CONDITIONS PRECEDENT
        --------------------

A.      INITIAL CONDITIONS PRECEDENT
        ----------------------------

1. The obligations of the Lenders to make the initial Advance available to the Borrower under this Agreement are conditioned upon the Agent and its legal advisers having received the following documents and evidence in all respects (except where otherwise specified) in form and substance satisfactory to the Agent and the Requisite Lenders and their respective legal advisers by 10:00 a.m. London time on the Initial Drawdown Date:-

        (1) a copy, certified as of the Initial Drawdown Date as true and complete by a duly authorised representative of each Obligor which will be an Obligor as of the date of the Initial Drawdown, of the (i) constitutional documents of such Obligor, (ii) board resolutions of such Obligor approving all matters contemplated by each of the Finance Documents to which such Obligor is a party (including specimen signatures of the signatories authorised to sign the relevant Finance Documents), and (iii) if applicable, any other resolutions, powers, approvals and consents necessary or appropriate for the entry into, performance and enforceability of the Finance Documents to which such Obligor is a party;

        (2)   duly executed counterparts of this Agreement;

        (3)   legal opinions properly addressed to the Agent and Lenders from
              (i) Rogers & Wells, US legal advisers to the ASK Group, (ii) Wikborg, Rein & Co., Norwegian legal advisers to the ASK Group, and (iii) O'Melveny & Myers LLP, legal advisers to the Agent;

        (4) a fully executed or conformed copy of the Merger Agreement (including all schedules or other attachments thereto) and any documents executed in connection therewith;

        (5) a certificate of the Depositary certifying the number of shares of Common Stock of Proxima tendered pursuant to the Offer as of the Initial Drawdown Date, which number must satisfy the Minimum Condition (as defined in Section 1.01 of the Merger Agreement); and an Officer's Certificate from the Borrower certifying that each of the Offer Conditions (as defined in Section 1.01 of the Merger Agreement), has been satisfied, unless waived in each case with the consent of the Agent, which consent shall not be unreasonably withheld or delayed;

        (6) evidence (in the form of a copy of the payment instructions of the bank holding the cash balances of ASK) that at least the first USD 50,000,000 of the acquisition price relating to consummation of the Offer will be paid from the cash balances of ASK;

        (7) evidence of discharge of any existing Security Interest(s) of any Obligor (other than Permitted Security Interests);

        (8) each of the financial statements and other materials required pursuant to Clause 12.3.4 (Financial Statements); and

        (9)   evidence that the agents for service of process named in Clause
              24.2 have accepted their respective appointments for the purposes of this Agreement and the other Finance Documents.

2. In addition, the obligations of the Lenders to fund the Initial Drawdown is subject to the following further condition precedent, that on both the date of the Drawdown Request in relation to the Initial Drawdown, and on the Initial Drawdown Date, unless waived by the Agent acting in accordance with Clause 22, no Material Adverse Effect has occurred in respect of the ASK Group as a whole since the time of the commencement of the Offer.

3. When the Agent is satisfied that such conditions have been fulfilled, the Agent will give notice to that effect to the Borrower and each of the Lenders.

B.      ADDITIONAL CONDITIONS PRECEDENT FOR EACH ADVANCE
        ------------------------------------------------

1. The obligations of the Lenders to make any Advance to the Borrower (including the initial Advance) is subject to the following further conditions precedent, that on both the date of the relevant Drawdown Request and the relevant Drawdown Date, unless waived by the Agent acting in accordance with Clause 22:-

        (1) no Event of Default or Potential Event of Default has occurred and continues unremedied or will occur as a result of the making of the Advance; and

        (2) the representations and warranties required to be made in accordance with Clause 11 are true and accurate in all material respects in each case by reference to the facts and circumstances then subsisting and will remain true and accurate immediately after the Advance is made.

2. Each Drawdown must fall on a Business Day on or before the expiry of the Availability Period for the Facility. Any amounts not drawn on or before the expiry of the Availability Period for the Facility shall be cancelled.


V.     DRAWDOWN PROCEDURES AND LENDERS' PARTICIPATIONS
       -----------------------------------------------

A.      DRAWDOWN OF ADVANCES
        --------------------

1. Whenever the Borrower wishes to borrow an Advance, the Borrower must deliver to the Agent a duly completed Drawdown Request not later than
        10.00 a.m. three Business Days prior to the proposed Drawdown Date (except with respect to the Initial Drawdown Date, for which a completed Drawdown Request shall be delivered no later than 10:00 a.m. London time on the Initial Drawdown Date).

2. A Drawdown Request for an Advance delivered to the Agent must be in the form set out in Schedule 3 and must specify each of the following:-

        (1) the proposed Drawdown Date for the Advance (which must be a Business Day falling within the Availability Period);

        (2) the amount of the Advance which amount must be a minimum of USD 1,000,000 and an integral multiple of USD 1,000,000, except to the extent of variations from such amounts for rounding purposes approved by the Agent;

        (3) the duration of the first Interest Period applicable to the Advance, which must comply with Clause 8.3;

        (4)   the account to which the proceeds of the Advance are to be paid;
              and

        (5)   the purpose for which the Advance is requested.

3. In no event may the amount specified in a Drawdown Request be such that the Loan would thereby exceed the then Total Commitments.

4.      In no event shall there be more than five Drawdown Requests hereunder.

5. A Drawdown Request in relation to an Advance, once given, may not be withdrawn or revoked.

B.      LENDERS' PARTICIPATIONS
        -----------------------

1. Subject to the provisions of this Agreement, each Lender will make available to the Agent its Participation Proportion of the relevant Advance on the relevant Drawdown Date in accordance with Clause 9.1.1.

2. If, prior to an Advance being made, the Lenders' Commitments have been wholly cancelled or terminated pursuant to this Agreement, such Lender will not participate in such Advance.

C.      NOTICE TO THE LENDERS OF A PROPOSED DRAWDOWN
        --------------------------------------------

        Whenever the Agent receives a Drawdown Request which complies with the requirements of Clause 5.1, the Agent will promptly give notice to each of the Lenders of (a) the details of the requested Advance, and (b) the amount of such Lender's participation in the relevant Advance.


VI.     REPAYMENT OF ADVANCES
        ---------------------

A. On each Repayment Date, the Borrower shall repay or cause the repayment (as applicable) of the aggregate amount set forth opposite such date in
        Schedule 2.

B. If any Repayment Date is not a Business Day, it will be adjusted to fall on the next succeeding Business Day unless the result of such adjustment would be to carry that Repayment Date into another calendar month, in which event such Repayment Date shall be the last preceding Business Day.

C. Any amount of the Facility repaid under this Agreement may not be redrawn, and the Commitment shall be reduced by an amount equal to the amount of such Loan so repaid.


VII.    PREPAYMENT
        ----------

A.      VOLUNTARY PREPAYMENTS
        ---------------------

1. Subject to the order of application set forth in Clause 7.3, the Borrower may voluntarily prepay the whole or part of any Advance on the last day of an Interest Period (or on any other Business Day subject to payment of any breakage costs thereby incurred by any Lender in accordance with Clause 23) relating thereto provided that the Agent has received from the Borrower not less than five Business Days' notice of the proposed date and the amount of the prepayment.

2. If the Loan is to be prepaid voluntarily in part, the aggregate amount of the partial prepayment must be a minimum of USD 1,000,000 and an integral multiple of USD 1,000,000.

3. A prepayment made in accordance with the terms of this Clause 7 may be made without premium or penalty.

B.      MANDATORY PREPAYMENTS
        ---------------------

1.      ASSET DISPOSALS
        ---------------

        If ASK or Proxima disposes of an asset other than a disposal permitted by Clause 12.2.5(a), (b), (c) or (d), then ASK shall cause the net cash proceeds (i.e., the remainder of cash proceeds arising from such disposal after deducting (i) required repayment of Financial Indebtedness secured by such asset and/or Financial Indebtedness incurred to purchase such asset or business (or any refinancings thereof), (ii) reasonable costs related to such transaction, and (iii) reasonable provision for Taxes attributable to such transaction) of such disposal to be applied as promptly as practicable in prepayment of the outstandings under this Agreement in accordance with Clause 7.3 below.

2.      CHANGE OF CONTROL
        -----------------

        Immediately upon a Change of Control, (a) the Borrower will prepay all Advances, accrued interest thereon and all other sums payable under this Agreement and the other Finance Documents, and (b) the unborrowed amount of the Facility will be cancelled and the Commitment of each Lender in respect of the Facility shall be reduced to zero.

3.      INSURANCE PROCEEDS
        ------------------

                                     xviii

        ASK shall procure that any net insurance proceeds received by ASK or Proxima relating to the destruction of assets owned by ASK or Proxima be applied as promptly as practicable in prepayment of the outstandings under this Agreement in accordance with Clause 7.3 below, unless such insurance proceeds are used by ASK or Proxima to repair, reconstruct, or refurbish such affected assets, or to purchase new or similar assets, within twelve months after receipt of such proceeds.

C.      PREPAYMENTS; ORDER OF APPLICATION
        ---------------------------------

        Partial prepayments made pursuant to Clauses 7.1 and 7.2 will be applied by the Borrower to the permanent prepayment of the Loan (to be applied in order of maturity against the scheduled remaining repayments thereof).

D.      PREPAYMENTS DURING INTEREST PERIODS
        -----------------------------------

        Prepayments pursuant to Clauses 7.1, 7.2 and 7.3 applied to the obligations of the Borrower hereunder shall be subject to payment of any breakage costs incurred by any Finance Party, calculated in accordance with Clause 23 (Indemnities and Breakage Costs). If requested by the Borrower, the Agent shall deposit the proceeds of prepayment in an interest-bearing account established on terms (including terms as to security) in all respects satisfactory to the Agent until the end of the Interest Period then current and apply such funds (together with any interest accrued thereon) toward the required prepayment on the last day of such Interest Period.

E.      GENERAL
        -------

1. No prepayment may be made except at the times and in the manner expressly provided by this Agreement.

2. No amount prepaid in respect of the Facility may be subsequently re-drawn, and upon any such prepayment, each Lender's Commitment with respect to the relevant Facility shall be reduced proportionately.

3. All prepayments shall be made together with interest accrued on the principal amount prepaid up to the date of prepayment and any other amounts then due and payable under any Finance Document.

4. The Agent shall notify the Lenders promptly upon receipt by it of a notice of prepayment.

5.      All notices of prepayment given by the Borrower are irrevocable.


VIII.   INTEREST
        --------

A.      INTEREST RATE
        -------------

1. Each Advance will bear interest during each Interest Period applicable to that Advance at the rate per annum determined by the Agent to be the sum of (a) the Margin, and (b) LIBOR for such Interest Period.

2. Interest will be calculated on the basis of actual days elapsed and a 360-day year, and will accrue from day to day from, and including, the first day of each Interest Period.

3. If requested to do so, each Reference Lender shall use its reasonable endeavours to supply a quotation to the Agent for the purposes of determining LIBOR for a particular Interest Period. If any Reference Lender does not do so, the relevant arithmetic mean shall be determined on the basis of the quotations supplied by the remaining Reference Lender or Lenders.

B.      PAYMENT OF INTEREST
        -------------------

        The Borrower will pay interest accrued on each Advance to the Agent for the account of the Lenders in arrears on the last day of each Interest Period applicable to that Advance, provided that where such Interest Period is of a duration of longer than three months, accrued interest in respect of the relevant Advance shall be paid every three months during such Interest Period and on the last day of such Interest Period.

C.      SELECTION OF INTEREST PERIODS
        -----------------------------

1. The duration of each Interest Period will be a period of one, three or six months (or such other period as may be agreed between the Borrower and all of the Lenders, and the first Interest Period shall be for a period of one week if required by the Agent) as notified by the Borrower to the Agent not later than 10.00 a.m. three Business Days prior to the commencement of such Interest Period, provided that:-

        (1) the first Interest Period in relation to an Advance will commence on the Drawdown Date relating thereto and each subsequent Interest Period relating to such Advance (or part thereof) will commence on the expiry of the preceding Interest Period relating thereto;

        (2) if the Borrower fails to select an Interest Period, then, subject as provided in this Clause 8.3, the Borrower will be deemed to have selected an Interest Period of three months;

        (3) if all or part of an Advance is required to be repaid on a Repayment Date to ensure that the Borrower complies with its obligations under Clause 6 (Repayment of Advances), and if an Interest Period relative to that Advance would, but for the operation of this sub-clause (c), extend beyond such Repayment Date, then if necessary such Advance shall be split into two separate Advances, one of which shall be in an amount equal to the amount required to be repaid and having an Interest Period commencing upon the expiry of the immediately preceding Interest Period and expiring on the relevant Repayment Date, the other Advance being for the balance of the amount of the original Advance; and

        (4) the Borrower will not be entitled to select more than one concurrent Interest Period in relation to each Advance.

2. If any Interest Period would, but for this Clause 8.3.2, end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the last preceding Business Day.

3.      No Interest Period for any Advance shall expire after the Final
        Repayment Date.

4. The Agent will notify (a) the Lenders of each Interest Period applicable to each Advance promptly upon the same being determined, and
        (b) the Lenders and the Borrower of the rate of interest applicable to such Interest Period as soon as it is determined under this Agreement.

D.      INTEREST ON UNPAID SUMS
        -----------------------

1. If the Borrower fails to pay any sum due from it under this Agreement or any other Finance Document on its due date (an "UNPAID SUM"), the Borrower will pay default interest on such unpaid sum from its due date to the date of actual payment (after as well as before judgement or decree) at a rate (the "DEFAULT RATE") determined by the Agent to be 2 per cent per annum above:-

        (1) if the unpaid sum is principal which has fallen due prior to the expiry of the relevant Interest Period, the rate applicable to such principal immediately prior to the date it so fell due (but only for the period from such due date to the end of the relevant Interest Period); or

        (2) in any other case (including principal falling within (a) above once the relevant Interest Period has expired), the rate which would be payable if the unpaid sum was an Advance made for a period equal to the period of non-payment divided into successive Interest Periods of such duration as shall be selected by the Agent (a "DEFAULT INTEREST PERIOD").

2. Default interest will be payable by the Borrower on demand by the Agent and will be compounded at the end of each Default Interest Period.

3. The Agent will promptly notify the Borrower and the Lenders of each determination of the Default Rate and each selection of a Default Interest Period.


IX.     PAYMENTS
        --------

A.      PLACE AND TIME
        --------------

1. All payments to be made by any Obligor or any Lender under the Finance Documents are to be made in full, without any deduction or withholding for or on account of any Taxes, to the Agent not later than 11.00 a.m. on the due date therefor to such account as the Agent specifies by written notice for this purpose, in freely transferable Same Day Funds in USD.

2. Subject to Clause 9.1.3, each payment received by the Agent pursuant to Clause 9.1.1 for the account of another person will be made available by the Agent to that person for value in freely transferable Same Day Funds in USD at or before 1:00 pm on the same day by transfer to such bank account as that person has previously notified to the Agent by not less than three Business Days' prior notice.

3. Where a sum is to be paid under the Finance Documents for the account of another person, the Agent will not be obliged to make any such sum available to that person until it has been able to establish to its satisfaction that it has actually received such sum, but shall be free to do so and if it does so and it proves to be the case that it has not actually received the sum it paid out, then such person will on request ensure that the amount so made available is refunded to the Agent and such person shall be liable (1) to pay to the Agent interest on the amount in question at the rate determined by the Agent to be equal to the cost to the Agent of funding such amount for the period from payment out by the Agent until refund to the Agent thereof and (2) to indemnify the Agent against any additional cost or loss it may have suffered or incurred by reason of it having paid out such sum prior to it having received the same.

B.      NO DEDUCTIONS
        -------------

        Subject to Clause 9.3.1, all payments made by any Obligor under the Finance Documents (whether of principal, interest, acceptance commission, fees or otherwise) shall be paid in full without set-off or counterclaim and not subject to any condition, PROVIDED HOWEVER, that no such payment shall constitute a waiver of any rights such Obligor may have.

C.      TAXES
        -----

1. All payments by the Obligors under the Finance Documents are to be made in full without any deduction or withholding for or on account of any Taxes unless the deduction or withholding is required by law in which event the relevant Obligor will:-

        (1) ensure that the deduction or withholding does not exceed the minimum amount legally required;

        (2) pay to the relevant Taxation or other authorities within the period for payment permitted by the applicable law such amount as is required to be paid in consequence of the deduction (including, but without prejudice to the generality of the foregoing, the full amount of any deduction from any additional amount paid pursuant to Clause 9.3.2);

        (3) deliver to the relevant Finance Parties within 30 days from the date on which the payment of such withholding tax or deduction was due, the documents evidencing the payment of such aforementioned withholding tax or deductions; and

        (4) indemnify each of the Finance Parties against any losses or costs incurred by it by reason of (i) any failure on the part of such Obligor to make any deduction or withholding or (ii) any such additional amount not being paid on the due date for payment thereof.

2. Subject to Clause 9.3.3, if any deduction or withholding for or on account of Taxes or any other deduction from any payments made or to be made by any Obligor, or by the Agent to any other Finance Party, under any of the Finance Documents is required by law, then the relevant Obligor shall pay to the Finance Party concerned an additional amount being the amount required to procure that the aggregate net amount received by that Finance Party will equal the full amount which would have been received by it had no such deduction or withholding or other deduction been made.

3. No additional amount will be payable to a Lender under Clause 9.3.2 in respect of Taxes to the extent that such additional amount becomes payable as a result only of a change in the Lending Office of the relevant Lender, unless (A) such change is requested by the Borrower, or (B) under the relevant Tax laws, regulations, treaties or rules in effect at the time of the change in Lending Office, such additional amount would not have been payable.

4. If the Borrower is obliged to pay an amount under Clause 9.3.1, the Borrower may prepay in whole (but not in part) and without penalty (subject to Clause 23) all Advances made available to it by the affected Lender, upon the Borrower giving not less than three Business Days' prior written notice to the Agent and the affected Lender, provided that such notice is given within 30 days of the Borrower becoming aware that it would be obliged to pay such amount. The liability of such Lender to make any further Advances or other extensions of credit available to the Borrower (and such Lender's Commitments) shall automatically be cancelled on the giving of such notice.

D.      EVIDENCE OF EXEMPTION FROM US WITHHOLDING TAX
        ---------------------------------------------

1. Each Lender that is organised under the laws of any jurisdiction other than the US or any state or other political subdivision thereof (for purposes of this Clause 9.4.1, a "NON-US LENDER") shall deliver to the Agent for transmission to the Borrower, on or prior to the Drawdown Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Transfer Certificate pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or the Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of US federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Finance Documents or (2) if such Lender is not a "bank" or other person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of US federal income tax with respect to any payments to such Lender of interest payable under any of the Finance Documents.

2. Each Lender required to deliver any forms, certificates or other evidence with respect to US federal income tax withholding matters pursuant to Clause 9.4.1 hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to the Agent for transmission to the Borrower two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of US federal income tax with respect to payments to such Lender under the Finance Documents or
        (2) notify the Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence.

3. The Borrower shall not be required to pay any additional amount to any Non-US Lender under Clause 9.3 if such Lender shall have failed to satisfy the requirements of Clause 9.4.1 or Clause 9.4.2; PROVIDED that if such Lender shall have satisfied the requirements of Clause 9.4.1 on the Drawdown Date (in the case of each Lender listed on the signature

                                     xxiii
        pages hereof) or on the date of the Transfer Certificate pursuant to which it became a Lender (in the case of each other Lender), nothing in this Clause 9.4.3 shall relieve the Borrower of its obligation to pay any additional amounts pursuant to Clause 9.3 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in Clause 9.4.1.

E.      PAYMENTS ON BUSINESS DAYS
        -------------------------

        Subject to Clauses 6.2 and 8.3.2, if any sum would otherwise become due for payment pursuant to any of the Finance Documents on a day which is not a Business Day, such sum shall become due on the next succeeding Business Day unless that day falls in the next calendar month, in which case the sum shall become due on the preceding Business Day and all sums payable under any of the Finance Documents calculated by reference to any period of time shall be recalculated on the basis of such extension in time (or reduction thereof).

F.      ACCOUNTS
        --------

1. Each Lender shall maintain an account or accounts recording the amounts from time to time lent by, owing to and paid to such Lender pursuant to the Finance Documents, which shall, as between such Lender and the relevant Obligor, be PRIMA FACIE evidence of such amounts save manifest error.

2. The Agent will maintain a memorandum account showing the principal amount of all Advances for the time being outstanding hereunder and all payments with respect thereto made by the Obligors from time to time pursuant to this Agreement.

G.      CURRENCY
        --------

        A repayment or prepayment of an Advance or any part of an Advance is payable in USD only. Interest and fees in respect of Advances are payable in USD, and fees in respect of Commitments hereunder are payable in USD. Amounts payable in respect of costs, expenses and Taxes and the like are payable in the currency in which they are incurred. Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in USD.


X.      FEES, EXPENSES AND STAMP DUTIES
        -------------------------------

A.      FEES
        ----

1. The Borrower will pay to the Agent for its own account or as otherwise specified in the Fees Letter, such arrangement, agency and other fees at the times and otherwise in accordance with the terms of the Fees Letter.

2. All fees payable under the Finance Documents are exclusive of any VAT or other similar tax chargeable upon or in connection with such fees. If any VAT or other similar Tax is or becomes so chargeable, such Tax will be paid by the Borrower at the same time as the relevant fee itself is paid.

3. The Borrower authorises the Agent to discharge the fees due upon Initial Drawdown under Clauses 10.1.1 from the proceeds of Advances made upon Initial Drawdown under the Facility.

B.      EXPENSES
        --------

1. The Borrower will (subject to the limitations set forth in the Fees Letter) on demand pay and reimburse to the Agent, on the basis of a full indemnity, all reasonable costs and expenses (including reasonable legal fees, due diligence expenses, recordation fees and other out-of-pocket expenses and any VAT or other similar Tax thereon) incurred by the Agent in connection with the negotiation, preparation, recordation, execution and completion of each of the Finance Documents, and all documents, matters and things referred to in the Finance Documents or incidental to any of the Finance Documents.

2. The Borrower will on demand pay and reimburse to the Agent, on the basis of a full indemnity, all reasonable costs and expenses (including reasonable legal fees, recordation fees and other out-of-pocket expenses and any VAT or other similar Tax thereon) incurred by the Agent in connection with:-

        (1) any variation, recordation, amendment, supplement, restatement, waiver, consent or suspension of rights (or any proposal for any of the same) relating to any of the Finance Documents (and documents, matters or things referred to therein); and

        (2) the investigation of any Event of Default or Potential Event of Default, provided that the Agent had reasonable grounds to believe that such Event of Default or Potential Event of Default had occurred.

3. The Borrower will on demand pay and reimburse to each Finance Party, on the basis of a full indemnity, all costs and expenses (including reasonable legal fees, recordation fees and other out-of-pocket expenses and any VAT or other similar Tax thereon) incurred by such Finance Party in connection with the preservation or attempted preservation, or from and after the occurrence and during the continuation of an Event of Default, the enforcement or attempted enforcement, of any Finance Document or of such Finance Party's rights under any of the Finance Documents (and documents referred to therein).

C.      STAMP DUTIES, ETC.
        ------------------

        The Borrower will:-

        (1) pay, and on demand indemnify each Finance Party from and against any liability for, any stamp duty, documentary, registration and other duties and Taxes (if any) which are or may hereafter become payable in connection with the entry into, performance, recordation, execution or enforcement of any of the Finance Documents or to which any of the Finance Documents may otherwise be or become subject or give rise; and

        (2) on demand indemnify each of the Finance Parties from and against any losses or liabilities which they may incur as a result of any delay or omission by the Borrower to pay any such duties or Taxes.


XI.     REPRESENTATIONS AND WARRANTIES
        ------------------------------

A.      RELIANCE AND EFFECTIVE TIME
        ---------------------------

1. Each Obligor acknowledges that each Finance Party has or will have entered into this Agreement and the other Finance Documents to which it is a party and participated in the Advances in full reliance on representations in the terms set out in the following provisions of this Clause 11. Subject to Clause 11.1.2, each Obligor represents and warrants to each Finance Party in the terms set forth in Clauses 11.2 to 11.21 inclusive with reference to itself and, where appropriate, its subsidiaries.

2. The representations and warranties in this Clause 11 will be deemed initially made on the date of this Agreement and repeated on the date of delivery of each Drawdown Request, on each Drawdown Date by reference to the facts and circumstances existing on each such day, except that:

        (1) each reference to financial statements in Clause 11 shall be construed as a reference to the then latest available financial statements of the relevant Obligor; and

        (2) those representations and warranties which are expressly stated to relate to an earlier date or time shall be deemed repeated only by reference to the facts and circumstances existing at that earlier date or time.

        (3) references to ASK and its subsidiaries and the ASK Group shall not include any reference to Proxima until such time as Proxima shall have executed and delivered a Deed of Accession.

B.      INCORPORATION
        -------------

        It is duly incorporated or organised and validly existing with limited liability under the laws of the country or other jurisdiction of its incorporation or organisation, and has the power to own its assets and carry on its business as it is being conducted or is proposed to be conducted.

C.      POWER AND AUTHORITY
        -------------------

        It has all necessary power and authority to enter into and perform all its obligations under the Finance Documents to which it is expressed to be a party, has taken all necessary action to authorise the execution (if appropriate, under seal or as a deed), delivery and performance by it of each Finance Document and other document referred to therein to which it is a party, and (in the case of the Borrower only) has taken all necessary action to authorise the borrowings by it under this Agreement.

D.      NO CONTRAVENTION
        ----------------

1. The execution, delivery and performance of the Finance Documents to which it is a party will not violate or cause a breach or default under its organisational documents, any provision of any existing law, regulation, judgement, order, licence or permit applicable to it or its assets, or of any material agreement, instrument or other undertaking to which it is party or which is binding upon it or its assets.

2. Borrowings by the Borrower under this Agreement up to and including the maximum amount available hereunder will not cause any limit on borrowings (whether imposed by statue, regulation, agreement or otherwise), or on the powers of its board of directors, to be exceeded.

E.      AUTHORISATIONS AND CONSENTS
        ---------------------------

        All authorisations and consents required to be obtained by it in connection with the entry into, validity, performance and enforceability of each of the Finance Documents to which it is a party have been unconditionally obtained and are in full force and effect.

F.      ENFORCEABILITY; RANKING
        -----------------------

        Its obligations under the Finance Documents to which it is a party constitute its legal, valid, binding and enforceable obligations and are in full force and effect, except (in the case of enforceability) as limited by the Reservations, and such obligations rank and will continue to rank at all times at least PARI PASSU with all its unsecured and unsubordinated obligations (subject to the preference of certain obligations in the liquidation, bankruptcy or other analogous proceedings in respect of it by mandatory operation of applicable law).

G.      LITIGATION
        ----------

        It is not involved in any pending or, to the best of its knowledge, threatened litigation, arbitration or administrative proceeding, nor is there subsisting any unsatisfied judgement or award given against it by any court, board of arbitration or other body, which is reasonably likely to result in liability to any Obligor which has or is reasonably likely to have a Material Adverse Effect.

H.      ACCOUNTS

        --------

        The consolidated or unconsolidated financial statements of each Obligor most recently delivered to the Agent pursuant to Clause 4.1.1 or 12.3.4, as the case may be, including any notes thereto (i) have been prepared in accordance with the respective Approved Accounting Principles, (ii) give a true and fair view of the consolidated or unconsolidated (as the case may be) financial condition of the relevant persons as at the respective dates to which they were drawn up, and
        (iii) set forth all material actual or contingent liabilities then existing required to be set forth therein in accordance with the Approved Accounting Principles (subject in the case of any unaudited interim financial statements, to changes resulting from normal year-end audit and other adjustments).

I.      NO MATERIAL ADVERSE EFFECT
        --------------------------

        No event or matter having or likely to have a Material Adverse Effect has occurred since 31 December, 1996 in relation to the ASK Group.

J.      SECURITY INTERESTS
        ------------------

        No Security Interest exists on the date of this Agreement on the undertaking, property or assets, present or future, of any member of the ASK Group other than Permitted Security Interests and other than the negative pledge(s) granted under this Agreement.

K.      NO DEFAULTS
        -----------

        Unless notified to the Agent under Clause 12.3.1, no Event of Default

                                     xxvii
        or Potential Event of Default has occurred and is continuing.

L.      COMPLIANCE WITH LAWS
        --------------------

        It is in compliance with all laws, Environmental Laws, regulations, statutes, judgements, orders, licences, permits or consents applicable to it or its assets, except any non-compliance which does not have and is not reasonably likely to have a Material Adverse Effect.

M.      TAX LIABILITIES
        ---------------

        No claims are being or, to the best of its knowledge, are reasonably likely to be asserted against it with respect to Taxes which would be reasonably likely to have a Material Adverse Effect.

N.      SOLVENCY
        --------

        Immediately prior to each Drawdown, it will be solvent within the definition of any law applicable to it which requires as a condition to the validity (and/or non-avoidability) of financial obligations undertaking by it that it be solvent.

O.      GROUP STRUCTURE
        ---------------

        The structure of the ASK Group as at the Initial Drawdown Date is set out in Schedule 4.

P.      MARGIN REGULATIONS
        ------------------

        Neither it, nor any of its subsidiaries, is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock, and after giving effect to the Merger, not more than 25% of the value of assets of ASK or the ASK Group on a consolidated basis will be Margin Stock.

Q.      ENVIRONMENTAL WARRANTIES
        ------------------------

1. It has received no written notice of a breach of any Environmental Law or any allegation, claim, action or order for the breach of any Environmental Law, in relation to any site now or previously owned, operated or occupied by it or any of its subsidiaries which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

R.      LABOUR LAW AND EMPLOYEE BENEFIT PLANS
        -------------------------------------

        It has complied in all material respects with all applicable labour and social security laws and instituted all employee benefit plans legally required; these plans are in full force and effect and each such plan is fully funded to the extent required by applicable law to meet its expected obligations as they come due except for such failure to fund, the liability as to which is not reasonably likely to have a Material Adverse Effect.

S.      US PENSION PLANS
        ----------------

        (a) Each US Obligor each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations

                                     xxviii
              thereunder with respect to each Pension Plan, and have performed all their obligations under each Pension Plan.

        (b) As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed USD 100,000.

T.      GOVERNMENTAL REGULATION
        -----------------------

        It is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Financial Indebtedness or which may otherwise render all or any portion of the obligations under the Finance Documents unenforceable.

U.      MERGER AGREEMENT
        ----------------

        The Merger Agreement has not been amended or otherwise modified since the execution thereof on 8 March 1998.


XII.    UNDERTAKINGS
        ------------

A.      DURATION
        --------

        Each Obligor undertakes to each of the Finance Parties in the terms of the provisions of Clauses 12.2 to 12.4 (inclusive), all such undertakings to continue until the liabilities and obligations under each of the Finance Documents have been finally discharged and no Finance Party has any obligation to lend hereunder, unless in any case the Agent (acting on the instructions of the Requisite Lenders) agrees otherwise. All undertakings set forth in this Clause 12 are cumulative such that, if more than one set of such undertakings are given by an Obligor, such Obligor shall be bound by the aggregate of all restrictions set forth in the undertakings given by it.

B.      GENERAL UNDERTAKINGS
        --------------------

1.      USE OF PROCEEDS
        ---------------

        It will procure that the proceeds of Advances be used only for the purposes specified in Clause 2.

2.      AUTHORISATIONS AND CONSENTS
        ---------------------------

        It will, and will procure that each of its subsidiaries will, obtain and promptly renew from time to time and maintain in full force and effect all such authorisations and consents, and promptly make and renew from time to time all such filings and registrations, as may be required under any applicable law or regulation (i) to enable it to perform its obligations under each of the Finance Documents and (ii) for the validity and enforceability thereof, subject to the Reservations.

3.      CHANGE OF BUSINESS
        ------------------

        It will not, and will procure that none of its subsidiaries will, engage in any material business other than the Business or any business reasonably incidental thereto.

4.      MAINTENANCE OF STATUS AND AUTHORISATIONS
        ----------------------------------------

        It will, and will procure that each of its subsidiaries will:-

        (1) do all such things as are necessary to maintain their respective legal existences, except that any subsidiary of an Obligor may consolidate or merge with such Obligor and any two or more subsidiaries of an Obligor may consolidate or merge with one another, in each case in accordance with Clause 12.2.6;

        (2) ensure that it and each of its subsidiaries has the right and is duly qualified to conduct their respective businesses as conducted in all applicable jurisdictions, and obtain and maintain all licences, consents, authorisations, franchises and other rights necessary for the preservation and operation of such businesses in all material respects, except to the extent that the absence of any such right or qualification, or the non-existence or non-maintenance of such licences, consents, authorisations, franchises, property or rights would not be reasonably likely to have a Material Adverse Effect; and

        (3) comply in all material respects with all laws, regulations, judgements, decrees, orders, licences, permits or consents binding upon it, except where non-compliance would not be reasonably likely to have a Material Adverse Effect.

5.      DISPOSALS
        ---------

        It will not, and will procure that its subsidiaries will not (whether by a single transaction or a number of related or unrelated transactions and whether at the same time or over a period of time) sell, transfer or otherwise dispose of any of its assets (including shares of the capital stock of any other person, or if such person is not an incorporated entity, other ownership interests therein, and the coverage of this undertaking is to be deemed to include any transaction the effect of which would be to reduce the percentage of any class of shares or interests in any person held directly or indirectly by such Obligor) or all or any part of its undertakings, assets or revenues or any interest therein, other than:-

        (1) disposals of assets on an arm's length basis in the ordinary course of trading;

        (2) payment of cash in respect of a transaction not otherwise prohibited by this Agreement, and exchange of cash equivalents for cash;

        (3) disposals of assets which are no longer required or desirable for the purposes of its Business at a price not significantly less than the market value of those assets less, if the assets would otherwise be liquidated, the costs of the liquidation;

        (4) the exchange or replacement within twelve months of assets for or with other assets required for its trading activities of similar or greater value than the assets exchanged or replaced, on arm's length commercial terms; or

        (5) disposals, other than disposals of shares or ownership interests in Proxima, not falling within any other sub-clause of this

              Clause 12.2.5 whose consideration does not exceed USD 10,000,000 (or its equivalent) when aggregated with all other such disposals made by the Obligors and each of their respective subsidiaries following the date of this Agreement.

6.      MERGER, CONSOLIDATION, ETC.
        ---------------------------

        It will not, and will procure that its subsidiaries do not, merge or consolidate with any other person (whether by winding-up, dissolution or other means) except:-

        (a) that two or more Obligors may consolidate or merge with one another, provided that the Agent shall have received legal opinions in respect of the relevant merger or consolidation in form and substance reasonably satisfactory to the Agent, which legal opinions shall, in any event, confirm that none of the material rights of any Finance Party or the material obligations and liabilities to any Finance Party of any Obligor will, after such merger or consolidation, cease to be in full force and effect and that the person surviving or resulting from such merger or consolidation is bound under the Finance Documents after giving effect to such merger or consolidation to the same extent as the other person or persons party to such transaction were bound immediately prior thereto; or

        (b)   where such a merger or consolidation is approved by the Agent.


7.      NEGATIVE PLEDGE
        ---------------

        It will not, and will procure that its subsidiaries will not, create or have outstanding any Security Interest on or over its respective assets, other than Permitted Security Interests.

8.      BLOCKAGE OF PAYMENTS, ETC.
        --------------------------

        It is not, and will procure that none of its subsidiaries is, a party to any contractual or similar arrangement pursuant to which any such subsidiary is prohibited from making any loan, payment of dividends, distributions of income or other amounts, or transferring any properties or assets, to it, or any condition or requirement is imposed on any such payment or transfer except, in the case of prohibitions on transfers of properties or assets, customary provisions restricting subletting or assignment of any lease governing a leasehold interest of it or one of its subsidiaries.

9.      ENVIRONMENTAL OBLIGATIONS
        -------------------------

        It will, and will procure that each of subsidiaries will comply with the terms of all Environmental Laws applicable to it or any of its subsidiaries, except for such non- compliances which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

10.     ADDITIONAL GUARANTORS
        ---------------------

        It will procure that each of its subsidiaries, which either after the date of this Agreement becomes a Material Subsidiary (an "EXISTING MATERIAL SUBSIDIARY") or is a person to be acquired by any Obligor which would be a Material Subsidiary after giving effect to such acquisition (an "ACQUIRED MATERIAL SUBSIDIARY"), executes and delivers, except to the extent that (i) such execution and delivery is prohibited by law or (ii) it would, in the reasonable opinion of the Requisite Lenders, create an unreasonable risk of liability for the directors of such Material Subsidiary after taking into account the costs of the contingent liability to the Material Subsidiary attributable to the guaranteeing of obligations under the Finance Documents versus the benefits to be derived therefrom by such Material Subsidiary, in the case of an Existing Material Subsidiary, within 90 days of availability to the Borrower of information demonstrating that such subsidiary has become a Material Subsidiary and, in the case of an Acquired Material Subsidiary, substantially contemporaneously with the consummation of its acquisition (and in any event within 30 days thereafter), to the Agent:-

              (a)  a Deed of Accession signed by such Material Subsidiary;

              (b) a copy, certified as of the date of the Deed of Accession as true and complete by a duly authorised representative of such Material Subsidiary of the (a) constitutional documents of such Material Subsidiary, (b) board resolutions of such Material Subsidiary approving all matters contemplated by each of the Finance Documents (including specimen signatures of the signatories authorised to sign the relevant Finance Documents), and (c) if applicable, any other resolutions, powers, approvals and consents, necessary or appropriate for the entry into, performance and enforceability of the Finance Documents to which such Material Subsidiary is a party;

              (c) a legal opinion properly addressed to the Agent and Lenders from reputable counsel acceptable to the Agent in the jurisdiction in which such Material Subsidiary is organised or incorporated; and

              (d)  such other documents as the Agent may reasonably request.


11.     DOCUMENTS TO BE DELIVERED UPON CONSUMMATION OF THE MERGER
        ---------------------------------------------------------

        ASK will procure that promptly upon consummation of the Merger, the following documents shall be delivered to the Agent:

        (1) all documents required to be delivered pursuant to Clause 12.2.10 above in relation to Proxima; and

        (2) evidence that the filing of the Merger Certificate (as defined in Section 2.02 of the Merger Agreement) and that the Effective Time (as defined in Section 2.02 of the Merger Agreement) have occurred.

C.      INFORMATION AND ACCOUNTING UNDERTAKINGS
        ---------------------------------------

1.      EVENTS OF DEFAULT
        -----------------

        It will notify the Agent of the occurrence of any Event of Default or Potential Event of Default immediately upon becoming aware of such occurrence and will from time to time on request deliver to the Agent a certificate confirming that no Event of Default or Potential Event of Default has occurred or setting out details of any Event of Default or Potential Event of Default and the action taken or proposed to be taken to remedy it.

                                     xxxii

2.      BOOKS OF ACCOUNT
        ----------------

        It will, and will procure that each of its subsidiaries will, keep proper books of account and will prepare management accounts in the usual form and will permit the Agent or any authorised representative of the Agent upon reasonable notice to visit it or its subsidiaries and inspect the same during normal business hours at the place where they are maintained and to interview such officers and employees of it or its subsidiaries as the Agent may reasonably require, provided that such visits and interviews may not occur more frequently than once a year unless an Event of Default has occurred.

3.      APPOINTMENT OF AUDITORS
        -----------------------

        It will not at any time appoint or continue to employ any auditors other than the Auditors or other auditors of international repute approved by the Agent, PROVIDED that nothing in this Clause 12.3.3 shall limit or otherwise affect the appointment of statutory auditors.

4.      FINANCIAL STATEMENTS
        --------------------

        It will deliver, or cause to be delivered, to the Agent in form and substance acceptable to the Agent for distribution to the Lenders sufficient copies for each of the Lenders of the following:-

        (1) as soon as available and in any event not later than 90 days after the end of the relevant Accounting Reference Period, the consolidated financial statements of ASK and its subsidiaries audited by the Auditors as at the end of, and for, the relevant Accounting Reference Period; and

        (2) as soon as available and in any event not later than 45 days after the end of the relevant Accounting Quarter, the unaudited consolidated financial statements of ASK and its subsidiaries and the relevant consolidating adjustments as at the end of, and for, the relevant Accounting Quarter;

        PROVIDED, that the financial statements provided pursuant to sub-Clauses 12.3.4(a) and (b) shall include, without limitation, in respect of each Accounting Quarter or Accounting Reference Period, as the case may be, a statement of consolidated profit and loss, a consolidated balance sheet, a consolidated cash flow statement, together with a comparison of all such information with the information, if any such consolidated information is available, for the corresponding period in the preceding financial year (or part thereof following the date hereof).

5.      FINANCIAL COVENANT AND OTHER COMPLIANCE CERTIFICATES
        ----------------------------------------------------

        Each of the financial statements delivered under sub-Clauses 12.3.4(a) and (b) shall be accompanied by a certificate signed by the chief financial officer of ASK certifying whether or not the ASK Group is in compliance with each of the covenants contained in Clause 12.4 (such certificate to contain detailed calculations reasonably acceptable to the Agent demonstrating such determination), confirming that at the date of such financial statement, no Event of Default or Potential Event of Default has occurred, or if one has occurred, a description thereof and the action taken or proposed to be taken to remedy it and, in the case of the annual financial statements, (i) listing each Material Subsidiary as at the date of such annual financial statements, and (ii) accompanied by a certificate from the Auditors (in such form and with such content as the Agent may reasonably require)

                                     xxxiii
        demonstrating whether or not the ASK Group is in compliance with the covenants contained in Clause 12.4.

6.      ACCOUNTING REFERENCE PERIOD; ACCOUNTING QUARTER
        -----------------------------------------------

        No alteration may be made to its Accounting Reference Period or Accounting Quarters without the prior written consent of the Agent (which consent shall not be unreasonably withheld). The Agent may require such changes in the financial covenants contained in this Agreement as will fairly reflect any such change.

7.      OTHER INFORMATION
        -----------------

        Each Obligor will promptly deliver to the Agent for distribution to the Lenders such information as the Agent (or any other Lender through the Agent) may from time to time reasonably request.

8.      OTHER INVESTIGATIONS
        --------------------

        It will, and will procure that its subsidiaries will, at any time during the occurrence of a Potential Event of Default or an Event of Default, permit the Agent and such person or persons as the Agent shall nominate at all reasonable times during normal business hours and on not less than 24 hours' written notice to enter into and upon the principal premises from which the relevant Obligor's or subsidiary's business is being conducted to view the state and condition of such premises.

D.      FINANCIAL COVENANTS
        -------------------

1.      RATIOS TO BE MAINTAINED
        -----------------------

        (1)   MAXIMUM LEVERAGE RATIO
              ----------------------

              The ASK Group shall maintain, as at the end of each semi-annual period commencing 31 December 1998, a maximum Leverage Ratio of 2.4:1.

        (2)   MINIMUM INTEREST COVERAGE RATIO
              -------------------------------

              The ASK Group shall maintain, for each semi-annual period commencing 31 December 1998, a minimum Interest Coverage Ratio of 3.5:1.

        (3)   CALCULATION
              -----------

              The covenants contained in this Clause 12.4.1 will be tested on a rolling aggregate basis (X) for the immediately preceding four Accounting Quarters ending on the last day of the relevant Accounting Quarter, or (Y) for the Accounting Quarters commencing after the Initial Drawdown Date if fewer than four full Accounting Quarters have occurred since the Initial Drawdown Date (except that Total Debt will be tested as of the last day of the Accounting Quarter most recently ended), in each case by reference to the quarterly accounts delivered to the Agent pursuant to sub- Clause 12.3.4(b) (in respect of the first three Accounting Quarters of each Accounting Reference Period), for the

                                     xxxiv
              relevant period, and by reference to the audited accounts delivered to the Agent pursuant to sub-Clause 12.3.4(a) (in respect of the fourth Accounting Quarter of each Accounting Reference Period); PROVIDED that if when the audited accounts become available they either demonstrate that the figures in any relevant quarterly management accounts utilised for any such calculation cannot have been substantially accurate or indicate a material discrepancy which is prejudicial to the Finance Parties between the aggregate figures for the management accounts for the four relevant Accounting Quarters and the aggregate audited figures, then the Agent shall require such adjustment to the calculations made or to be made as it reasonably considers appropriate to rectify such inaccuracy or discrepancy, and compliance with the covenants in this Clause 12.4.1 will be determined by reference to such adjusted figures.


XIII.   EVENTS OF DEFAULT
        -----------------

A.      LIST OF EVENTS
        --------------

        Each of the events set out in this Clause 13.1 constitutes an Event of Default whether or not the occurrence of the event concerned is outside the control of the Obligors or any other person.

1.      PAYMENT DEFAULT
        ---------------

        Any Obligor fails to pay on the due date any amount payable by it under any of the Finance Documents at the place at which, and in the currency in which, it is expressed to be payable but, without prejudice to Clause 23, such non-payment shall not constitute an Event of Default if it is a non-payment in respect of interest or fees and the relevant payment is received by the Agent within three Business Days of the due date for payment thereof.

2.      BREACH OF OTHER OBLIGATIONS
        ---------------------------

        (1) a breach of any provision of Clause 12.4 (Financial Covenants) occurs; or

        (2) any Obligor fails to comply with any of its obligations in Clause 12 (other than Clause 12.4) or otherwise under any of the Finance Documents and, in any such case, if such failure is, in the reasonable opinion of the Agent, capable of remedy, it is not remedied within twenty Business Days after such Obligor receives notice from the Agent of such failure.

3.      MISREPRESENTATION
        -----------------

        Any representation, warranty or statement which is made by any Obligor in any of the Finance Documents or is contained in any certificate, statement or notice provided under or pursuant to any of the Finance Documents proves to be incorrect in any material respect when made (or deemed to be repeated) unless the circumstances giving rise to that default are, in the reasonable opinion of the Agent, remediable, and are remedied within twenty Business Days after such Obligor receives notice thereof from the Agent.

4.      INVALIDITY, UNLAWFULNESS, ETC.
        ------------------------------

        (1) Any material provision of any Finance Document is, or becomes, materially invalid or unenforceable for any reason (except by reason of the unavailability of specific performance or other equitable remedy) or shall be repudiated or the validity or enforceability of any provision of any Finance Document shall at any time be contested by any Obligor party thereto, or any Obligor shall deny the existence of any liability or obligation on its part thereunder; or

        (2) At any time it is or becomes unlawful under the laws of any applicable jurisdiction for any Obligor (other than a Non-Material Subsidiary) to perform any of its material obligations under any Finance Document.

5.      WINDING-UP, INSOLVENCY, RECEIVERSHIP, ADMINISTRATION ETC.
        ---------------------------------------------------------

6. Any steps are taken or legal proceedings are started against any Obligor for winding-up, dissolution, re-organisation, insolvency or bankruptcy, the enforcement of any Security Interest over its assets or for the appointment of a receiver, liquidator, administrative receiver, administrator, trustee, judicial factor, manager for credits, or similar officer of such Obligor or of any or all of such Obligor's assets or any other procedure under which such Obligor obtains protection from any of such Obligor's creditors, or any analogous proceedings in any relevant jurisdiction, and in the case of any involuntary proceeding relating to a US Obligor, such proceeding is not dismissed or effectively stayed within 60 days after the commencement of such proceeding.

7.      CESSATION OF BUSINESS
        ---------------------

        Except as otherwise expressly permitted hereunder, any Obligor ceases, or threatens to cease, to carry on all or a substantial part of its business.

8.      SECURITY INTERESTS
        ------------------

        Any Security Interest securing obligations or liabilities in excess of USD 2,000,000 (or its equivalent), affecting the business, undertaking or any of the assets of any Obligor becomes enforceable (other than by the exercise of a lien arising solely by operation of law in the ordinary course of trading where the indebtedness in respect of which that lien is being exercised (i) has been due for less than twenty days or (ii) is being contested in good faith by appropriate means) whether or not steps are taken to enforce the same.

9.      CROSS DEFAULT
        -------------

        Any other Financial Indebtedness in excess of USD 2,000,000 (or its equivalent) of any Obligor:-

              (a) is not paid when due or within any applicable grace period in any agreement relating to that Financial Indebtedness; or

              (b) becomes due and payable (or presently capable of being declared due and payable) before its normal maturity or is placed upon demand before it is due (or any commitment for any such indebtedness is cancelled or suspended) by reason of a default or event of default, however described, or by reason of any other contractual provision requiring prepayment.

10.     JUDGEMENT DEFAULT
        -----------------

        Any final judgement, decree or order (not covered by insurance) for the payment of money in excess of USD 2,000,000 (or its equivalent) against

                                     xxxvi
        all such persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against any Obligor and shall not be discharged, and there shall be any period of 30 consecutive days following entry of such final judgement, decree or order during which a stay of enforcement of such final judgement, decree or order, by reason of a pending appeal or otherwise, shall not be in effect.

B.      CANCELLATION AND REPAYMENT
        --------------------------

        At any time after the occurrence and during the continuance of an Event of Default the Agent may and, if so instructed by the Requisite Lenders, will by notice to the Borrower:-

        (1) cancel any unborrowed amount of the Facility (whereupon the commitment of each Lender in respect to the Facility shall be reduced to zero); and/or

        (2) declare all Advances, accrued interest thereon and any other sum accrued under this Agreement and any of the other Finance Documents to be immediately due and payable, whereupon they shall become so due and payable.


XIV.    GUARANTEE
        ---------

A.      GUARANTEE
        ---------

        Subject to any limitations specified for the relevant Guarantor in its Deed of Accession and subject to Clause 14.2 below, each Guarantor irrevocably and unconditionally:-

        (1) as principal obligor, waiving any benefit under applicable law, guarantees to each Finance Party, prompt performance by each Obligor (any reference in this Guarantee to one or more Obligors shall not be construed to include a reference by a Guarantor to itself in its capacity as a Guarantor), of all its respective obligations under the Finance Documents (the "GUARANTEE OBLIGATION"); and

        (2) undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, such Guarantor shall forthwith on demand by the Agent pay that amount (the "PAYMENT OBLIGATION") as if such Guarantor instead of the relevant Obligor were expressed to be the principal obligor.

B.      LIMITATION ON GUARANTEE OBLIGATIONS
        -----------------------------------

        Anything contained in this Clause 14 to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by any United States court of competent jurisdiction to be applicable to the obligations of any US Obligor under the Guarantee set forth in this Clause 14, such obligations of such US Obligor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law, to the extent applicable to any respective guarantee of any US Obligor (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such US Obligor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such US Obligor in respect of intercompany indebtedness to any other member

                                     xxxvii
        of the ASK Group to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such US Obligor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer
        Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such US Obligor pursuant to applicable law or pursuant to the terms of any agreement.

C.      JOINT AND SEVERAL LIABILITY
        ---------------------------

        Subject to any limitations specified for the relevant Obligor in its Deed of Accession, if applicable, each obligation expressed under this Agreement to be an obligation of the Obligors shall be the joint and several obligation of each Obligor.

D.      CONTINUING GUARANTEE
        --------------------

        This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Obligors under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

E.      REINSTATEMENT
        -------------

        (1) Where any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Guarantor under this Clause 14 shall continue as if the discharge or arrangement had not occurred; and

        (2) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

F.      WAIVER OF DEFENCES
        ------------------

        The obligations of each Guarantor under this Clause 14 will not be affected by, and each Guarantor waives its rights (to the fullest extent permitted by law) in connection with, any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 14 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):-

        (1) any time or waiver granted to, or composition with, any Obligor or any other person;

        (2) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of any Obligor or any other person;

        (3) any variation or replacement of a Finance Document or any other document so that references to that Finance Document in this Clause 14 shall include each variation or replacement;

        (4) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document; or

                                     xxxviii

        (5) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order.

G.      IMMEDIATE RECOURSE
        ------------------

        Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to (i) proceed against or enforce any other rights or security or claim payment from any person, or (ii) pursue any other remedy in the power of any Finance Party whatsoever, before enforcing its rights against such Guarantor under this Clause 14.

H.      APPROPRIATIONS
        --------------

        Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same.

I.      NON-COMPETITION
        ---------------

        Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Guarantor shall not, after a claim has been made or by virtue of any payment or performance by it under this Clause 14:-

        (1) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of such Guarantor's liability under this Clause 14;

        (2) without the consent of the Agent, claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

        (3) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor , or exercise any right of set-off as against any Obligor.

        Each Guarantor shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 14.9.


XV.     THE AGENT AND THE OTHER FINANCE PARTIES
        ---------------------------------------

A.      APPOINTMENT AND DUTIES OF THE AGENT AND ARRANGER
        ------------------------------------------------

1. Each Lender hereby appoints (i) Bankers Trust Company as Agent, to act as its agent in connection with the Finance Documents, and (ii) Bankers

                                     xxxix

        Trust International PLC to act as Arranger, under and in connection with the Finance Documents, and irrevocably authorises Bankers Trust Company for and on its behalf to exercise such rights, powers and discretions as are specifically delegated to it by the terms of the Finance Documents, together with all such rights, powers and discretions as are incidental thereto, and to give a good discharge for any moneys payable under the Finance Documents. The Lenders empower the Agent on the broadest terms to take such actions and to exercise any and all rights derived from this Agreement, including, but not limited to (i) the enforcement of the Finance Documents, and (ii) the sending or receiving of whatever notices or communications the Agent may deem necessary or advisable.

2. The Agent will act solely as agent for the Lenders in carrying out its functions as agent under the Finance Documents and will exercise the same care as it would in dealing with a credit for its own account.

3. The relationship between the Lenders and the Agent is that of principal and agent only. The Agent shall not have, nor be deemed to have assumed, any obligations to, or trust or fiduciary relationship with, the other Finance Parties or any member of the ASK Group other than those for which specific provision is made by the Finance Documents.

B.      AGENT'S DUTIES
        --------------

        The Agent shall:-

1. promptly send to each Lender details of each communication received by it from any member of the ASK Group under the Finance Documents, except that details of any communication relating to a particular Lender shall be sent to that Lender only;

2. promptly send to each Lender a copy of any legal opinion delivered under this Agreement or any of the other Finance Documents and of any document or information received by it pursuant to Clause 12.3 (Information and Accounting Undertakings) or (if requested) pursuant to Clause 4.1;

3. subject to those provisions of this Agreement which require the consent of all the Lenders, act in accordance with any instructions from the Requisite Lenders or, if so instructed by the Requisite Lenders, refrain from exercising a right, power or discretion vested in it under this Agreement or any of the Finance Documents;

4. have only those duties, obligations and responsibilities expressly specified in the Finance Documents; and

5. without prejudice to any other clause hereof (including without limitation sub-clauses 15.3.5, 15.4(c) and 15.6.3), promptly notify each Lender of the occurrence of any Event of Default or Potential Event of Default of which an officer of the Agent responsible for the administration of this Agreement becomes aware.

C.      AGENT'S RIGHTS
        --------------

        The Agent may:-

1. perform any of its duties, obligations and responsibilities under the Finance Documents by or through its personnel, delegates or agents (on the basis that the Agent may extend the benefit of any indemnity xl
        received by it hereunder to its personnel, delegates or agents);

2. refrain from exercising any right, power or discretion vested in it under the Finance Documents until it has received instructions from the Requisite Lenders, or where relevant, all the Lenders;

3. unless it has received notice in writing to the contrary treat (a) the Lender which makes available any portion of an Advance as the person entitled to repayment of that portion and (b) the office set under a Lender's name in Schedule 1 (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) as its Lending Office;

4. refrain from doing anything which would or might in its opinion be contrary to any law, regulation, directive, judgement or decree of any court of any jurisdiction or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law, regulation, judgement, decree or directive;

5. assume that no Event of Default or Potential Event of Default has occurred unless an officer of the Agent while active on the account of the Borrower acquires actual knowledge to the contrary;

6. refrain from taking any step (or further step) to protect or enforce the rights of any Lender under this Agreement or any of the other Finance Documents until it has been indemnified and/or secured to its satisfaction against any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result;

7. rely on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person to whom it purports to be communicated and signed;

8. rely as to any matter of fact which might reasonably be expected to be within the knowledge of the Borrower on a statement by or on behalf of the Borrower; and

9. obtain and pay for such legal or other expert advice or services as may seem necessary to it or desirable and rely on any such advice.

D.      EXONERATION OF AGENT AND ARRANGER
        ---------------------------------

        Neither the Agent nor the Arranger nor any of their respective personnel or agents:-

        (1) shall be responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in any of the Finance Documents or any notice or other document delivered under the Finance Documents;

        (2) shall be responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of any of the Finance Documents;

        (3) shall be obliged to enquire as to the occurrence or continuation of an Event of Default or a Potential Event of Default;

        (4) shall be responsible for any failure of any member of the ASK Group or any of the Lenders duly and punctually to observe and xli
              perform their respective obligations under the Finance Documents;

        (5) shall be responsible for the consequences of relying on the advice of any professional advisers selected by any of them in connection with the Finance Documents;

        (6) shall be liable for acting (or refraining from acting) in what it believes to be in the best interests of the Lenders in circumstances where it has been unable, or it is not practicable, to obtain the instructions of the Lenders or the Requisite Lenders (as the case may be); or

        (7) shall be liable for anything done or not done by it under or in connection with the Finance Documents save in the case of its own negligence or wilful misconduct.

E.      THE AGENT AND THE ARRANGER INDIVIDUALLY
        ---------------------------------------

1. If it is a Lender, each of the Agent and the Arranger shall have the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as if it were not also acting as Agent or Arranger.

2.      Each of the Agent and the Arranger may:-

        (1) retain for its own benefit (and without liability to account) any fee or other sum receivable by it for its own account; and

        (2) accept deposits from, lend money to, provide any advisory, trust or other services to or engage in any kind of banking or other business with any party to this Agreement, or any subsidiary or affiliate of any party (and, in each case, may do so without liability to account).

F.      COMMUNICATIONS AND INFORMATION
        ------------------------------

1. All communications to any member of the ASK Group are to be made by or through the Agent. Each Finance Party will notify the Agent of, and provide the Agent with a copy of, any communication between such Finance Party and the relevant member of the ASK Group or any other of the Finance Parties on any matter concerning the Facility or the Finance Documents.

2. The Agent will not be obliged to transmit to the other Finance Parties any information in any way relating to any of the parties to the Finance Documents which the Agent may have acquired otherwise than in connection with the Facility or the Finance Documents.

3. In acting as Agent for the Lenders, the Agent's banking division shall be treated as a separate entity from any other of its divisions (or similar unit of the Agent in any subsequent re-organisation), subsidiaries or affiliates (the "OTHER DIVISIONS") and, in the event that the Agent should act for any member of the ASK Group in a corporate finance or other advisory capacity ("ADVISORY CAPACITY"), any information given by any of them to one of the Other Divisions is to be treated as confidential and will not be available to the Finance Parties without the consent of the person for whom the Agent is acting in an Advisory Capacity, provided that:-

                                     xlii

        (1) the consent of that person shall not be required in relation to any information which the Agent in its discretion determines relates to an Event of Default or a Potential Event of Default or in respect of which the Lenders have given a confidentiality undertaking in a form satisfactory to the Agent and the Borrower or that person; and

        (2) if representatives or employees of the Agent receive information in relation to an Event of Default or a Potential Event of Default while acting in an Advisory Capacity they will not be obliged to disclose such information to representatives or employees of the Agent in their capacity as agent bank, security agent or arranger hereunder or to any of the Lenders if to do so would breach any rule or regulation or fiduciary duty imposed upon such persons.

G.      NON-RELIANCE ON THE AGENT OR ARRANGER
        -------------------------------------

        Each Lender confirms in favour of the Agent and Arranger that it is (and will at all times continue to be) solely responsible for making its own independent investigation and appraisal of the business, operations, financial condition, creditworthiness, status and affairs of the ASK Group and has not relied, and will not at any time rely on the Agent or the Arranger:-

        (a) to provide it with any information relating to the business, operations, financial condition, creditworthiness, status and affairs of the ASK Group, whether coming into its possession before or after the making of any Advance, except as otherwise specifically provided herein; or

        (b) to check or enquire into the adequacy, accuracy or completeness of any information provided by the ASK Group under or in connection with this Agreement or any other Finance Document (whether or not such information has been or is at any time circulated to it by the Agent); or

        (c) to assess or keep under review the business, operations, financial condition, creditworthiness, status or affairs of the ASK Group.

H.      INDEMNITY TO AGENT AND ARRANGER
        -------------------------------

1. Each Lender shall on demand fully indemnify the Agent and the Arranger and their respective officers, employees and affiliates (collectively the "AGENCY INDEMNITEES") in the proportion which its Relevant Amount bears to the Relevant Amounts of all the Lenders at the relevant time against any cost, expense or liability sustained or incurred by any of the Agency Indemnitees in their respective capacities as Agent and Arranger as a consequence of or in connection with complying with any instructions from the Lenders or the Requisite Lenders (as the case may be) or otherwise sustained or incurred in their respective capacities as Agent and Arranger in connection with the Finance Documents or its respective duties, obligations and responsibilities under the Finance Documents, except to the extent that they are sustained or incurred principally as a result of the negligence or wilful misconduct of such Agency Indemnitee as finally determined by a court having jurisdiction (the determination not being subject to appeal).

2. The provisions of Clause 15.8.1 are without prejudice to the obligations of the Borrower to indemnify the Agency Indemnitees pursuant to Clause 23 and the Borrower will reimburse each Lender on demand for any payment made by that Lender pursuant to Clause 15.8.1.

                                     xliii

I.      TERMINATION AND RESIGNATION OF AGENCY: APPOINTMENT OF SUCCESSOR
        ---------------------------------------------------------------

1. The Agent may resign its appointment at any time by giving not less than 30 days' notice to the Lenders and the Borrower.

2.      A successor Agent shall be selected:-

        (1) by the retiring Agent (following consultation with the Borrower) nominating one of its subsidiaries or affiliates as successor Agent in its notice of resignation; or

        (2) if the retiring Agent makes no such nomination, by the Requisite Lenders nominating one of the Lenders as successor Agent (following consultation with the Borrower); or

        (3) if the Requisite Lenders have failed to nominate a successor Agent within 30 days of the date of the retiring Agent's notice of resignation, by the retiring Agent nominating , with the consent of the Borrower, which consent shall not be unreasonably withheld, a financial institution of good standing to be the successor Agent.

3. The resignation of the retiring Agent and the appointment of the successor Agent will only become effective upon the successor Agent accepting its appointment as Agent in writing at which time:-

        (1) the successor Agent will become bound by all the obligations of the Agent and become entitled to all the rights, privileges, powers, authorities and discretions of the Agent hereunder;

        (2) the agency of the retiring Agent will terminate but without prejudice to any liabilities which the retiring Agent may have incurred or the indemnities to which the retiring Agent may be entitled prior to the termination of its agency; and

        (3) the retiring Agent will be discharged from any further liability or obligation under or in connection with the Finance Documents (save that the outgoing Agent shall pay to the successor a pro rata proportion of the agency fee paid under Clause 10.1.1).

4. The retiring Agent will co-operate with the successor Agent in order to ensure that its functions are transferred to the successor Agent without disruption to the service provided to the ASK Group and the Lenders and will promptly make available to the successor Agent such documents and records as have been maintained in connection with this Agreement in order that the successor Agent is able to discharge its functions.

5. The provisions of this Agreement will continue in effect for the benefit of any retiring Agent in respect of any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

J.      PAYMENTS TO FINANCE PARTIES
        ---------------------------

1. The Agent will account to the other Finance Parties for their due proportion of all sums received by the Agent for such Finance Parties, whether by way of repayment of principal or payment of interest, commitment commission, fees or otherwise.

                                     xliv

2. Save as otherwise specifically agreed between the Agent and the other Finance Parties in the case of any arrangement fee, the Agent may retain for its own use and benefit, and shall not be liable to account to the other Finance Parties for all or any part of, any sums received by it in its capacity as Agent by way of agency fee or any other fee or by way of reimbursement of expenses incurred by it.

K.      CHANGE OF OFFICE OF AGENT OR ARRANGER
        -------------------------------------

        The Agent or the Arranger may at any time and from time to time in their respective sole discretion by written notice to the Borrower and each of the other Finance Parties designate a different office from which their respective duties as Agent or Arranger will thereafter be performed.


XVI.    APPLICATION OF MONEYS
        ---------------------

        If any sum paid or recovered in respect of the liabilities of the Obligors under any of the Finance Documents is less than the amount then due, the Agent shall apply that sum in the following order:-

        (1) first to any unpaid fees and reimbursement of unpaid expenses of the Agent;

        (2) secondly to any unpaid fees and reimbursement of unpaid expenses of the Lenders;

        (3)   thirdly to unpaid interest;

        (4)   fourthly to unpaid principal; and

        (5)   fifthly to other amounts due under the Finance Documents;

        in each case PRO RATA to the outstanding amounts owing to the Finance Parties under the Finance Documents taking into account any applications under this Clause 16.


XVII.   PRO RATA PAYMENTS
        -----------------

A. If any amount owing by any Obligor under any Finance Document to a Lender (the "RECOVERING LENDER") is discharged by payment, set-off, use of cash collateral or any other manner other than through the Agent in accordance with Clause 9.1.1 (such amount being referred to in this Clause 17.1 as the "RECOVERY"), then:-

        (1) within two Business Days of receipt of the Recovery, the Recovering Lender shall pay to the Agent an amount equal (or equivalent) to such Recovery;

        (2) the Agent shall treat such payment as if it were part of the payment to be made by the Borrower to the Lenders rateably in accordance with their respective Commitments; and

        (3) save for any receipt by the Recovering Lender as a result of the operation of sub-clause (b) above, as between the members of the ASK Group and the Recovering Lender the Recovery shall be treated and deemed as not having been paid.

                                     xlv

B. Each Lender shall notify the Agent promptly of any such Recovery by that Lender other than by payment through the Agent. If any Recovery subsequently has to be wholly or partly refunded by the Recovering Lender which paid an amount equal thereto to the Agent under sub-clause 17.1(a), each Lender to which any part of that amount was distributed shall, on request from the Recovering Lender, repay to the Recovering Lender such Lender's pro rata share of the amount which has to be refunded by the Recovering Lender.

C. Each Lender shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this Clause
        17. Notwithstanding the foregoing provisions of this Clause 17, no Recovering Lender shall be obliged to share with another person any Recovery which it receives pursuant to legal proceedings taken by it to recover any sums owing to it under the Finance Documents where such other person has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Lender are instituted by it without prior notice having been given to such other person through the Agent).

D. Failure by any Recovering Lender to comply with any of the provisions of this Clause 17 shall not release any other Recovering Lender from any of its obligations or liabilities under this Clause 17.

E. Each Finance Party agrees to take all steps required of it pursuant to Clause 17.1, and to use its reasonable endeavours to obtain any consents or authorisations which may at any relevant time be required, for any payment by it pursuant to this Clause 17.

F. The provisions of this Clause 17 shall not, and shall not be construed so as to, constitute a charge by a Lender over all or any part of a sum received or recovered by it in the circumstances mentioned in this Clause 17.


XVIII.  SET-OFF
        -------

        Any Finance Party may without notice to any members of the ASK Group, following the giving of notice by the Agent pursuant to Clause 13.2, combine, consolidate or merge all or any of the accounts of any member of the ASK Group with, and liabilities to, that Finance Party and may set off or otherwise retain or transfer any sum standing to the credit of any such accounts in or towards the satisfaction of any of the liabilities of such member of the ASK Group to that Finance Party under the Finance Documents (whether or not such liabilities are then due for payment), and may do so notwithstanding that the balances on such accounts and the liabilities may not be expressed in the same currency, and each Finance Party is hereby authorised to effect any necessary conversions at the Agent's spot rate of exchange then prevailing.


XIX.    NOTICES
        -------

A. Save as specifically otherwise provided in this Agreement or agreed with the Agent any notice, demand or other communication to be served under this Agreement may be served upon any party hereto only by posting by first class (or air mail) post or by delivering the same in person or by courier or sending the same by facsimile transmission to the party to be served at its address or facsimile number given in the relevant Finance Document or at such other address or number as it may xlvi
        from time to time notify in writing to the other parties hereto. Any notice, demand or other communication to be served upon the initial parties to this Agreement shall be served as follows:

              If to any member of the ASK Group:

                   c/o ASK asa
                   K.G. Meldahlsvei 9
                   N-1602 Fredrikstad
                   Facsimile: + 47 69 34 06 32
                   Attn: the President

              If to Bankers Trust International PLC or Bankers Trust Company:

                   1 Appold Street
                   London EC2A 2HE
                   Facsimile: 982 3380
                   Attention: Barry Jefferies


B. A notice or demand served by first class (or air mail) post shall be deemed duly served upon receipt, a notice or demand served in person or by courier shall be deemed duly served when delivered and a notice or demand sent by facsimile transmission shall be deemed to have been served at the time of transmission unless served on a non-Business Day or after 5.00 p.m. at the place in which the recipient is located in which case it will be deemed served at 9.00 a.m. at the place in which the recipient is located on the following Business Day.

C. In proving service of any notice or demand it will be sufficient to prove, in the case of a letter, that such letter was properly stamped or franked first class (or with appropriate air mail postage), addressed and placed in the post, in the case of a notice or demand served by courier that it was delivered by the courier company and, in the case of a facsimile transmission, that such facsimile was duly transmitted to a current facsimile number of the addressee at the address referred to above and the transmission report indicates that it was correctly sent and received.


XX.     CONFIDENTIALITY
        ---------------

A. Each of the Finance Parties agrees with the ASK Group to hold confidential all information which they acquire under or in connection with the Finance Documents save to the extent they are required by law or regulation, or are requested by any regulator with jurisdiction over, or over any business of, the relevant Finance Party or any of its subsidiaries or affiliates, or where necessary in connection with litigation, to disclose the same or the same comes into the public domain (otherwise than as a result of a breach of this Clause 20).

B. Nothing in Clause 20.1 shall restrict any Finance Party from disclosing information in accordance with Clause 21.4 (Disclosure of Information).

C. Except to the extent required by law, all public announcements in relation to this Agreement shall be made through the Agent. The Agent will not make any written public announcement in relation to this xlvii

        Agreement without first having the text of the announcement approved by ASK (such approval not to be unreasonably withheld or delayed).


XXI.    CHANGES TO PARTIES
        ------------------

A.      NO ASSIGNMENT BY THE ASK GROUP
        ------------------------------

        None of the members of the ASK Group may assign or transfer all or part of their rights or obligations under this Agreement or any of the other Finance Documents.

B.      LENDERS
        -------

1. A Lender (a "TRANSFEROR") may at any time, with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, assign or otherwise transfer (together, "TRANSFER") all or any part of its rights or obligations under the Finance Documents to any financial institution carrying on a banking undertaking that has complied with Clause 9.4 (Evidence of Exemption from US Withholding Tax) (a "TRANSFEREE"), subject to the other terms of this Clause 21, PROVIDED that unless the Borrower and the Agent otherwise agree, any Transfer shall be for the same proportion of the Transferor's rights and obligations in the Facility.

2. A Transfer of obligations of the Lenders shall only be effective if made in accordance with Clause 21.3 (Substitution Provisions) or if the Transferee has, prior to the Transfer taking effect, confirmed in writing to the Agent (acting on behalf of all the other Lenders) and to the Borrower that it undertakes to be bound by the terms of each of the Finance Documents binding upon it as a Lender in form and substance satisfactory to the Agent. On any such Transfer being made, the Transferor shall be relieved of its obligations to the extent that they are transferred to the Transferee.

C.      SUBSTITUTION PROVISIONS
        -----------------------

1. A Transferor may transfer, upon notice being given by the Agent to the other parties hereto as provided below, all or any of its rights and obligations under the Finance Documents to a Transferee by means of a novation effected by the Agent executing a Transfer Certificate which has been duly completed and signed on behalf of both the Transferee and the Transferor. For the avoidance of doubt, the Agent shall not be obliged to execute a Transfer Certificate unless the identity of the Transferee named therein is satisfactory to the Agent, and nothing in this Clause 21.3.1 shall be deemed to authorise the Agent to sign a Transfer Certificate which has not been signed on behalf of a Transferee and Transferor.

2. On the later of (i) the date specified in the Transfer Certificate as being the date on or as from which the substitution under this Clause
        21.3 is to take effect and (ii) the date on which the Agent executes the Transfer Certificate, the following shall occur:-

        (1) to the extent that in the Transfer Certificate the Transferor seeks to transfer its rights and obligations under the Finance Documents, the members of the ASK Group and the Transferor shall each be released from further obligations to each other under the Finance Documents (and the appropriate reduction shall be made to the Commitment of the Transferor) and their respective rights against each other shall be cancelled (such rights and obligations beings referred to in this Clause 21.3.2 as xlviii

              "DISCHARGED RIGHTS AND OBLIGATIONS") and the members of the ASK Group and the Transferee shall each assume obligations towards each other and acquire rights against each other which are identical to the Discharged Rights and Obligations;

        (2) the members of the ASK Group and the Transferee shall each assume obligations towards each other and acquire rights against each other which differ from the Discharged Rights and Obligations only in so far as the members of the ASK Group and such Transferee have specifically assumed and acquired the same in place of the members of the ASK Group and the Transferor;

        (3) the Agent the Arranger, the Transferee and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the Transferee been an original party hereto as a Lender with the rights and obligations acquired or assumed by it as a result of the novation; and

        (4) on the date upon which such transfer takes effect, the Transferee shall pay to the Agent for its own account a transfer fee of GBP 500, except that no fee shall be payable in respect of a transfer which occurs not later than six months after the Initial Drawdown Date.

3. Nothing in this Agreement or any other Finance Document shall oblige a Transferor or cause a Transferor to be liable:-

        (1) to accept a re-assignment or re-transfer from a Transferee of any of the rights or obligations assigned, transferred or novated pursuant to this Clause 21; or

        (2) to support any losses incurred by a Transferee by reason of the non-performance by any member of the ASK Group of their obligations under any of the Finance Documents.

4. Each of the parties hereto (other than the Transferor and the Transferee) authorises the Agent to execute on its behalf any Transfer Certificate which has been duly completed in accordance with this Clause 21.3 and executed on behalf of each of the Transferor and the Transferee.

5. The Agent shall promptly notify the other parties hereto of the receipt and execution by it on their behalf of any Transfer Certificate and shall supply a copy of the Transfer Certificate to the Borrower.

D.      DISCLOSURE OF INFORMATION
        -------------------------

        Each Lender may disclose to a proposed assignee or transferee or any sub-participant, risk participant or other participant proposing to enter or having entered into a contract with such Lender regarding the Finance Documents any information in the possession of such Lender relating to the ASK Group (and any member of it) as it sees fit subject to such person agreeing in writing to be bound by the confidentiality provisions set out in Clause 20.

E.      THE AGENT AND THE REFERENCE LENDERS
        -----------------------------------

1.      Changes to the Agent and the office through which the Agent acts may be xlix
        effected pursuant to Clause 15.9.

2. If a Reference Lender ceases to be one of the Lenders or, if a Reference Lender is not itself a Lender but an affiliate of a Lender and such Lender ceases to be one of the Lenders, then (a) the Lender or, as the case may be, affiliate of the Lender concerned shall cease to be a Reference Lender, and (b) the Agent shall in consultation with the Borrower appoint another Lender or an affiliate of another Lender to be a Reference Lender.


XXII.   LENDER DECISIONS
        ----------------

A. Subject to Clauses 22.2 and 22.3, any provision of this Agreement or any of the other Finance Documents may be amended, waived, varied or modified with the agreement of the Requisite Lenders.
B. The following matters shall require the unanimous agreement of all of the Lenders:-

        (a)   any increase in any Commitment of any Lender;

        (b) any extension of any scheduled date for payment of any sum due, owing or payable to any Lender;

        (c) any reduction in the amount, or change in currency, of any payment of principal, interest (including the Margin), fees or commissions or other amounts payable hereunder by any party;

        (d) any amendment, variation or modification of this Clause 22, Clause 17 (Pro Rata Payments), Clause 18 (Set-off), Clause 21.1 (Assignment by the Borrower, Etc.) or to the definition of Requisite Lenders;

        (e) any matter which, by the terms of this Agreement as at the date hereof, is stated to be subject to the consent of all Lenders;

C. Any amendment, waiver, variation or modification of Clause 15 (The Agent and the Other Finance Parties) may not be effected without the agreement of the Agent.


XXIII.  INDEMNITIES AND BREAKAGE COSTS
        ------------------------------

        The Borrower will fully indemnify each of the Finance Parties, and their respective officers, employees, subsidiaries and affiliates (collectively the "FINANCE INDEMNITEES") from and against any expense, loss, damage or liability which any of the Finance Indemnitees may incur as a consequence of or in connection with (i) the provision of the Facility or the use of proceeds thereof, or (ii) the execution, delivery or performance of any of the Finance Documents, other than, in the case of a Finance Indemnitee, any such expense, loss, damage or liability which is finally determined by a court having jurisdiction (the determination not being subject to appeal) to have resulted principally from the negligence or wilful misconduct of such Finance Indemnitee or which is otherwise reimbursed by a member of the ASK Group under the Finance Documents. The Borrower will further fully indemnify each of the Finance Parties from and against any expense, loss, damage or liability which they may incur as a consequence of any failure to pay any sum due pursuant to the Finance Documents when due, or any failure to borrow when obliged to do so in accordance with this Agreement (including without limitation failure to satisfy any conditions precedent to such borrowing) or repaying an Advance otherwise than on the last day of an Interest Period or otherwise in connection with a breach by any member of the ASK Group of this Agreement or of any Finance Document, except where it is otherwise reimbursed by a member of the ASK Group under the Finance Documents. Without prejudice to its generality, the indemnity in the preceding sentence extends to any interest, fees or other sums whatsoever paid or payable on account of any funds borrowed in order to carry any amount which a member of the ASK Group fails to pay in breach of this Agreement and to any loss, premium, penalty or expenses which may be incurred in liquidating or employing deposits from third parties acquired to make, maintain or fund outstanding Advances or any other amount due or to become due under this Agreement.


XXIV.   JURISDICTION
        ------------

A.      SUBMISSION
        ----------

        For the benefit of each Finance Party, each Obligor agrees that the courts of England shall have jurisdiction to settle any disputes in connection with any Finance Documents and accordingly submits to the jurisdiction of the English courts.

B.      SERVICE OF PROCESS
        ------------------

        Without prejudice to any other mode of service, each Obligor:-

        (1) irrevocably appoints ASK as its agent for service of process relating to any proceedings before the English courts in connection with any Finance Document;

        (2) agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned; and

        (3) (without prejudice to other forms of service permitted by law) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for notices to it from time to time under Clause 19 (Notices).

        (4) ASK irrevocably accepts its appointment as agent for service of process under the Finance Documents as set forth in sub-clause
              (a).

C.      FORUM CONVENIENCE AND ENFORCEMENT ABROAD
        ----------------------------------------

        Each Obligor:-

        (1) waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

        (2) agrees that a judgement, decree or order of an English court or other court in connection with a Finance Document is (subject to rights of appeal before the English courts or such other courts) conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

D.      NON-EXCLUSIVITY
        ---------------

                                     li

        Nothing in this Clause 24 limits the right of a Finance Party to bring proceedings against any Obligor in connection with any Finance Document in any other court of competent jurisdiction or concurrently in more than one jurisdiction.


XXV.    MISCELLANEOUS
        -------------

A.      COUNTERPARTS
        ------------

        This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

B.      CERTIFICATES CONCLUSIVE
        -----------------------

        A certificate, determination, notification or opinion of a Finance Party, the Requisite Lenders or any Lender provided for in any Finance Document shall be conclusive save in the case of manifest error.

C.      GOVERNING LAW
        -------------

        This Agreement shall be governed by and construed in accordance with the laws of England.

D.      NO IMPLIED WAIVERS; CUMULATIVE REMEDIES
        ---------------------------------------

        No failure or delay by the Agent or the Arranger or any other Finance Party in exercising any right, power or privilege under any of the Finance Documents shall operate as a waiver thereof. The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights and remedies provided by law and all such rights and remedies howsoever arising will, save where expressly provided to the contrary therein, be available to the Finance Parties severally and any Finance Party shall be entitled to commence proceedings in connection therewith in its own name.

E.      INVALIDITY
        ----------

        If any of the provisions of this Agreement become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.


                 [Remainder of page intentionally left blank]

                                     lii

ASK ASA, in its capacity as Guarantor


By: /s/ Ole J. Fredriksen
    _______________________________

Print Name: Ole J. Fredriksen
            _______________________

Title: President
       _____________________________



BD ACQUISITION CORP., in its capacity as Borrower


By: /s/ Ole J. Fredriksen
    _______________________________

Print Name: Ole J. Fredriksen
            _______________________

Title: President
       _____________________________

BANKERS TRUST INTERNATIONAL PLC, in its capacity as Arranger


By: /s/ J.H. Courtenay
    _______________________________

Print Name: J.H. Courtenay
            _______________________

Title: Managing Director
       ____________________________



BANKERS TRUST COMPANY, in its capacities as Agent and a Lender


By: /s/ J.H. Courtenay
    _______________________________

Print Name: J.H. Courtenay
            _______________________

Title: Managing Director
       ____________________________




DEN NORSKE BANK ASA, in its capacity as a Lender


By: /s/ Oivind Aspeng
    _______________________________

Print Name: Oivind Aspeng
            _______________________

Title: Managing Director
       ____________________________

                              SCHEDULE 1
                              ----------

                    COMMITMENTS AND LENDING OFFICES
                    -------------------------------


           Names and Addresses of
               INITIAL LENDERS            COMMITMENT
           ----------------------       ---------------
                                              USD


           BANKERS TRUST COMPANY         USD 15,000,000
           1 Appold Street
           London EC2A 1HE

           Attn. Barry  Jefferies
           Tel: +44 171 982 2500
           Fax: +44 171 982 2271




           DEN NORSKE BANK ASA           USD 15,000,000
           Region Ostfold
           P.O. Box 117
           1601 Fredrikstad, Norway

           Attn: Bedriftskundedivisjonen /
                Laneadministrasjonen
           Tel:  +47 69 39 41 00
           Fax: +47 69 39 42 06

                              SCHEDULE 2
                              ----------

                          REPAYMENT SCHEDULE
                          ------------------



              REPAYMENT DATE             AMOUNT (USD)
              --------------             ------------

              31/12/98                    7,500,000

              30/06/99                    7,500,000

              31/12/99                    7,500,000

              30/06/00                    7,500,000
                                         __________

                                         30,000,000

                              SCHEDULE 3
                              ----------


                       FORM OF DRAWDOWN REQUEST
                       ------------------------

To:  [Insert details of Agent's administrations department]

Attn: [            ]

USD 30,000,000 FACILITY AGREEMENT DATED [                           ], 1998
---------------------------------------------------------------------------

We refer to the above agreement between, inter alia, ourselves, the Arranger, the Lenders described therein and yourselves as Agent (as heretofore amended, the "Facility Agreement", which expression includes any amendments or supplements thereto or restatements thereof). Terms defined in the Facility Agreement have the same meaning in this notice.

Pursuant to Clause 5.1 of the Facility Agreement, we hereby give you notice of the following proposed drawing of an Advance under the Facility:

(a)  Proposed Drawdown Date (a Business Day):

(b)  Amount:

(c)  Duration of First Interest Period:

(d)  Payment Instructions:

(e)  Purpose:

We confirm that no Event of Default or Potential Event of Default has occurred and is continuing unremedied or unwaived or will occur as a result of making this Advance and that each of the representations and warranties required to be made in accordance with Clause 11 of the Facility Agreement is true and accurate on the date hereof in all material respects, in each case by reference to the facts and circumstances now subsisting, and will remain true and accurate immediately after the Advance is made.

Dated: _____________

[BORROWER]

By: ________________________

Its: ________________________


NOTES

(1)  Currencies other than USD may not be requested.

(3) These notes are included for convenience only and are to be ignored in construing the Facility Agreement.

                              SCHEDULE 4
                              ----------

        STRUCTURE OF ASK GROUP AS AT THE INITIAL DRAWDOWN DATE
        ------------------------------------------------------

                              SCHEDULE 5
                              ----------

                       FORM OF DEED OF ACCESSION
                       -------------------------



THIS DEED is made this [      ] day of __________, by [                   ],
as Guarantor, IN FAVOUR OF:

(1)   BD ACQUISITION CORP. as Borrower (the "Borrower");

(2)   BANKERS TRUST INTERNATIONAL PLC as Arranger;

(3)   BANKERS TRUST COMPANY, as Agent (the "Agent");

(4)   THE LENDERS PARTY TO THE FACILITY AGREEMENT DESCRIBED BELOW; and

(5)   THE OBLIGORS PARTY TO THE FACILITY AGREEMENT DESCRIBED BELOW.

WHEREAS:

(A) This Deed is supplemental to a facility agreement (the "FACILITY AGREEMENT", which expression includes any amendments or supplements thereto or restatements thereof) dated __________ made among the parties referred to in paragraphs (1) to (5) above.

(B) [insert name of party] wishes to accede to the Facility Agreement as a Guarantor.

NOW THIS DEED WITNESSETH AS FOLLOWS:

(1) Words and expressions defined in the Facility Agreement shall have the same meanings when used herein.

(2)   [insert name of Guarantor] hereby:

      (a) agrees to be bound by all the terms and conditions of the Facility Agreement insofar as they relate to a Guarantor (including without limitation Clause 14 (Guarantee) and Clause 24 (Jurisdiction) of the Facility Agreement) as if it were a party to the Facility Agreement in such capacity; and

      (b) represents and warrants to the Agent and the other Finance Parties in the terms of the Facility Agreement [DESCRIBE RELEVANT OBLIGOR-SPECIFIC EXCEPTIONS, IF ANY].

(3) The undersigned Guarantor agrees to be bound by all the terms and conditions of the Facility Agreement insofar as they relate to an Obligor as if it were a party to the Facility Agreement in such capacity.

[(4) The foregoing notwithstanding, the obligations of the undersigned Guarantors under the foregoing shall be limited as follows:

      DESCRIBE LIMITATIONS TO GUARANTEES, IF NOT ALREADY IN THE FACILITY AGREEMENT, TO THE EXTENT REQUIRED BY APPLICABLE LAW]

(5) The undersigned Guarantor confirms that its address for the purposes of Clause 19 (Notices) of the Facility Agreement is set out under its name as follows:

      [Name]
      [Address]

      Attention: [            ]
      Facsimile: [            ]

(6) Each of the undersigned hereby agrees that [insert name of Guarantor] shall, from the date of the later of (i) the execution by Agent of this Deed and (ii) the execution by the Borrower of this Deed, accede to the Facility Agreement as if it were a Guarantor and an Obligor named therein and a party thereto.

(7) This Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(8) This Deed shall be governed by and construed in accordance with the laws of England.

IN WITNESS WHEREOF the undersigned have caused this Deed to be duly executed and delivered the day and year first above written.



EXECUTED and DELIVERED     )
as a deed                  )
for and on behalf of       )
[                ]         )
by                         )
in the presence of         )



EXECUTED and DELIVERED     )
as a deed                  )
for and on behalf of       )
[             ]            )
as the Borrower            )
by [             ]         )
in the presence of:        )



EXECUTED and DELIVERED     )
as a deed                  )
for and on behalf of       )
[             ]            )
as the Borrower            )
by [             ]         )
in the presence of:        )


SIGNED by
for and on behalf of
BANKERS TRUST COMPANY,
as Agent


 .........................................
Date:

                              SCHEDULE 6
                              ----------

                     FORM OF TRANSFER CERTIFICATE
                     -----------------------------


[Note: The Transferor and Transferee should ensure that all regulatory requirements (in particular compliance with the Financial Services Act of 1986 and any regulations made thereunder) are satisfied in connection with their entry into of this Transfer Certificate.]

TRANSFER CERTIFICATE
--------------------

To:        [name of Agent]
           for and on behalf of the Borrower, the other Obligors, the Lenders and the other Finance Parties (each as defined in the Facility Agreement referred to below).

From:      [insert name of Transferor] (the "Transferor")

           [insert name of Transferee] (the "Transferee")

This transfer certificate (this "Certificate") relates to a Facility Agreement dated ____________, 1998, and made among Bankers Trust Company, as Agent and the Lenders and Arrangers, described therein (the "Facility Agreement", which expression includes any amendments or supplements thereto or restatements thereof). Terms defined in the Facility Agreement shall, unless otherwise defined in this Certificate, have the same meanings when used in this Certificate.

(1)        The Transferor by its execution of this Certificate:-

           (a) confirms that the details which appear in column II of the First Schedule of this Certificate accurately state, respectively, the amount of the Transferor's Commitment and the Transferor's participation in Advances as at the date of this Certificate;

           (b) requests the Transferee to accept and procure, in accordance with Clause 21.3 of the Facility Agreement, transfer to the Transferee of the portion of the Transferor's participation in the Facility specified in column III of the First Schedule of this Certificate by counter-signing this Certificate and delivering it to the Agent at its address for the giving of notices under the Facility Agreement so as to take effect on the date specified in the Second Schedule of this Certificate (the "Transfer Date").

(2) The Transferee by its execution of this Certificate requests the Obligors, the Lenders, the Agent and the other Finance Parties to accept this Certificate as being delivered under and for the purposes of Clause 21.3 of the Facility Agreement so as to take effect in accordance with the terms of that Clause on the Transfer Date.

[(3) The Transferee undertakes to pay to the Agent for the Agent's own account a transfer fee of GBP 500 as provided in Clause 21.3.2(d) of the Facility Agreement.]

(4)        The Transferee hereby:

           (a) confirms that it has received from the Transferor a copy of the Facility Agreement together with such other documents and information as it has requested in connection with this transaction;

           (b) confirms that it has not relied, and will not hereafter rely, on the Transferor or any other Finance Party to the Facility Agreement or any of the other Finance Documents to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information;

           (c) agrees that it has not relied, and will not hereafter rely, on the Transferor or any other Finance Party to the Facility Agreement or any of the other Finance Documents to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower, the other Obligors or any other party to the Facility Agreement or the other Finance Documents; and

           (d) represents and warrants to the Transferor and all other parties to the Facility Agreement that it (i) has power to become a party to the Facility Agreement as a "Lender" on the terms herein and therein set out, (ii) has taken all necessary steps to authorise execution and delivery of this Certificate; (iii) has complied with the requirements set forth in Clause 9.4 (Evidence of Exemption from US Withholding Tax) of the Facility Agreement; and (iv) is carrying on a banking undertaking.

(5) Neither the Transferor nor any other Finance Party to the Facility Agreement makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents and assumes no responsibility for the financial condition of the Borrower, the other Obligors or any other party to the Finance Documents or for the performance and observance by the Borrower or any other Obligor of any of its obligations under the Finance Documents and any and all such representations and warranties and responsibility, whether express or implied by law or otherwise, are hereby excluded.

(6) On execution of this Certificate by the Agent for itself and on behalf of the Obligors, the Lenders (other than the Transferor) and the other Finance Parties, each of them accepts the Transferee on and with effect from the Transfer Date as a party in substitution for the Transferor with respect to all those rights and obligations which by the terms of the Facility Agreement, the other Finance Documents and this Certificate are assumed by the Transferee.

(7) By its execution hereof, the Transferee confirms the appointment of [INSERT NAME OF AGENT] to act as its agent under and in connection with the Finance Documents and irrevocably authorises the Agent and for and on its behalf to exercise such rights, powers and discretions as are delegated to it by the terms of the Finance Documents, together with all such rights, powers and discretions as are incidental thereto, and to give a good discharge for any moneys payable under the Finance Documents.

(8) This Certificate and the rights and obligations of the parties hereto shall be governed by and construed in accordance with English law.


AS WITNESS the hands of authorised signatories for and on behalf of the Transferor, the Transferee and the Agent on the respective dates appearing below.

              FIRST SCHEDULE TO THE TRANSFER CERTIFICATE
              ------------------------------------------


         I                    II                   III
         -                    --                   ---

FACILITY DETAILS    TRANSFEROR POSITION       POSITION TO BE
----------------    -------------------       --------------
   TO TRANSFEREE      PRIOR TO TRANSFER          TRANSFERRED
   -------------      -----------------          -----------


[                   ] [                   ] [                   ]

[                   ] [                   ] [                   ]

[                   ] [                   ] [                   ]

              SECOND SCHEDULE TO THE TRANSFER CERTIFICATE
              -------------------------------------------


PARTICULARS RELATING TO THE TRANSFEREE

Transfer Date      :
Lending Office     :
Contact Name       :
Account for Payments :
Telephone          :
Facsimile          :


[Transferor]                           [Transferee]



By:..............................      By:..............................

Date: [                     ]          Date: [                     ]





[Agent]

By:..............................

Date: [                     ]